STOCK PURCHASE AND SALE AGREEMENT

                                  by and among

                      THE SHAREHOLDERS OF OCELOT OIL CORP.,

        THE BENEFICIARIES OF THE HERBERT W. LINDAHL, JR. STATE INDUSTRIES
              TRUST AND THE JOHN R. LINDAHL STATE INDUSTRIES TRUST,

                             STATE INDUSTRIES, INC.,

                                OCELOT OIL CORP.,

                                JOHN R. LINDAHL,

                             HERBERT W. LINDAHL, JR.

                                       and

                             A. O. SMITH CORPORATION



                         Dated as of September 13, 2001

                                TABLE OF CONTENTS

ARTICLE 1 PURCHASE AND SALE OF SHARES.........................................2
         1.1       Purchase and Sale of Shares................................2
         1.2       Purchase Price; Adjustment.................................2
         1.3       Payment of Purchase Price..................................2
         1.4       Definitions................................................2
ARTICLE 2 CLOSING.............................................................8
         2.1       Closing....................................................8
         2.2       Deliveries by Sellers at Closing...........................8
         2.3       Deliveries by Purchaser at Closing.........................8
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF OCELOT AND SHAREHOLDERS...........9
         3.1       Organization and Standing of Ocelot and State and its
                   Subsidiaries; Authorization and Enforceability.............9
         3.2       Capitalization of the Corporations and Ocelot.............10
         3.3       Ocelot Activities; Corporations' Subsidiaries.............10
         3.4       Owned and Leased Personal Property........................11
         3.5       Owned and Leased Real Property............................11
         3.6       Inventory.................................................12
         3.7       Contracts.................................................12
         3.8       Condition of Assets.......................................12
         3.9       No Consents...............................................13
         3.10      Permits and Licenses......................................13
         3.11      Insurance.................................................13
         3.12      Financial Statements......................................14
         3.13      Litigation................................................14
         3.14      Brokers' Fees.............................................14
         3.15      Employment Matters........................................14
         3.16      Employee Benefit Plans....................................15
         3.17      Taxes.....................................................17
         3.18      Environmental Matters.....................................19
         3.19      Conduct of Business.......................................21
         3.20      Intellectual Property.....................................23
         3.21      Bank Financing Through Bank of America....................24
         3.22      Compliance with Law.......................................24
         3.23      Powers of Attorney........................................24
         3.24      Corporate Records.........................................24
         3.25      Customers.................................................24
         3.26      Product Warranty and Product Liability....................25
         3.27      Affiliates  Relationships to the Corporations.............26
         3.28      Assets Necessary to Business..............................26
         3.29      Accounts Receivable.......................................26
         3.30      Sears Contract............................................26
         3.30      Survival of Representations and Warranties................27
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PURCHASER........................27
         4.1       Organization and Standing of Purchaser....................27
         4.2       Authorization and Enforceability..........................27
         4.3       No Consents...............................................27
         4.4       Litigation................................................27
         4.5       Brokers' Fees.............................................28
         4.6       Survival of Representations and Warranties................28
ARTICLE 5 OTHER COVENANTS AND AGREEMENTS.....................................28
         5.1       No Obstruction of Purpose.................................28
         5.2       Fulfillment of Conditions.................................28
         5.3       Current Information.......................................28
         5.4       Business Operations.......................................29
         5.5       Financial Statements......................................30
         5.6       Further Assurances........................................30
         5.7       Requests for Approvals....................................30
         5.8       HSR Act...................................................31
         5.9       Consents..................................................31
         5.10      Tax Responsibility........................................31
         5.11      Supplements to Representations, Warranties and Schedules
                   of Sellers, Beneficiaries, JRL and HWL....................36
         5.12      Supplements to Representations, Warranties and
                   Schedules of Purchaser....................................36
         5.13      Release from Liability....................................36
         5.14      Tax Matters...............................................37
         5.15      Noncompetition and Confidentiality Agreements.............37
         5.16      State France..............................................38
         5.17      General Releases..........................................38
         5.18      Access to Information and Records.........................39
         5.19      Management Agreement......................................39
         5.20      Insurance Matters.........................................40
         5.21      Purchaser Payments........................................40
         5.22      Releases of Purchaser, Ocelot and Corporations............40
         5.23      No Obligation of Purchaser................................40
         5.24      Losses in Excess of Proposed Settlement...................40
         5.25      State Acceptance..........................................40
ARTICLE 6 CONDITIONS TO OBLIGATIONS OF SELLERS...............................41
         6.1       Representations and Warranties............................41
         6.2       Performance...............................................41
         6.3       No Legal Bar..............................................41
         6.4       Payment of Purchase Price.................................41
         6.5       Documents Delivered by Purchaser..........................41
         6.6       Hart-Scott-Rodino Waiting Period..........................42
ARTICLE 7 CONDITIONS TO OBLIGATIONS OF PURCHASER.............................42
         7.1       Representations and Warranties............................42
         7.2       Performance...............................................42
         7.3       No Legal Bar..............................................43
         7.4       Documents Delivered by Sellers............................43
         7.5       Consents..................................................44
         7.6       Material Adverse Change...................................44
         7.7       Hart-Scott-Rodino Waiting Period..........................44
         7.8       Absence of Litigation.....................................44
ARTICLE 8 TERMINATION........................................................44
         8.1       Termination...............................................44
         8.2       Effect of Termination.....................................45
         8.3       Election Not to Terminate.................................46
ARTICLE 9 INDEMNIFICATION....................................................46
         9.1       Indemnification by Purchaser..............................46
         9.2       Indemnification by Sellers................................46
         9.3       Limitation of Liability...................................47
         9.4       Time Limitation...........................................47
         9.5       Procedure For Filing of a Claim Under Sections 9.1
                   or 9.2....................................................47
         9.6       Additional Procedure for Filing of a Claim Under
                   Section 9.2...............................................49
         9.7       Other Limitations.........................................49
ARTICLE 10 SPECIAL PROVISIONS APPLICABLE TO BENEFICIARIES, JRL AND HWL.......50
         10.1      Representations of Beneficiaries of the Herbert W.
                   Lindahl, Jr. State Industries Trust.......................50
         10.2      Representations of Beneficiaries of the John R.
                   Lindahl State Industries Trust............................51
         10.3      Agreement to be Bound by Certain Indemnification
                   Provisions................................................52
         10.4      Agreement to be Bound by Noncompete; Release..............52
         10.5      Agreement by JRL and HWL..................................52
ARTICLE 11 GENERAL...........................................................52
         11.1      Binding Effect; Benefits; Assignment......................52
         11.2      Governing Law; Dispute Resolution; Submission to
                   Jurisdiction; Waivers.....................................52
         11.3      Public Announcements......................................54
         11.4      Notices...................................................55
         11.5      Counterparts..............................................57
         11.6      Expenses..................................................57
         11.7      Entire Agreement..........................................58
         11.8      Amendment and Waiver......................................58
         11.9      Severability..............................................58
         11.10     Headings..................................................58
         11.11     Confidential Information..................................58
         11.12     Schedules.................................................59
         11.13     Equitable Relief..........................................59
         11.14     Representative for Parties Other Than Purchaser...........59
         11.15     Waiver of Conflict........................................60

                        STOCK PURCHASE AND SALE AGREEMENT

     THIS STOCK PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into this 13th day of September, 2001, by and among (i) the Persons whose names appear on Schedule 1.1 attached hereto as shareholders of Ocelot and incorporated herein by reference (individually, "Shareholder" and collectively, "Shareholders"), (ii) the Persons whose names appear on Schedule 1.1 attached hereto as beneficiaries of the Herbert W. Lindahl, Jr. State Industries Trust and the John R. Lindahl State Industries Trust and incorporated herein by reference (individually, "Beneficiary" and collectively, "Beneficiaries"), (iii) STATE INDUSTRIES, INC., a Tennessee corporation ("State"), (iv) OCELOT OIL CORP., a Colorado corporation ("Ocelot"), (v) JOHN R. LINDAHL ("JRL"), (vi) HERBERT W. LINDAHL, JR. ("HWL"), and (vii) A. O. SMITH CORPORATION, a Delaware corporation ("Purchaser").

                              W I T N E S S E T H:

     WHEREAS, State is engaged in the business of designing, manufacturing and distributing residential and commercial water heaters, pump and expansion tanks and, through APCOM, Inc., a wholly-owned subsidiary, heating elements, thermostats, controls and other water heater components; and

     WHEREAS, Shareholders are the record and beneficial owners of all the shares of capital stock of Ocelot (the "Ocelot Shares") in the amounts set forth by each Shareholders' name on Schedule 1.1 attached hereto and will receive, directly or indirectly, substantial consideration as a result of the transactions contemplated by this Agreement; and

     WHEREAS, Beneficiaries are the beneficiaries of the Herbert W. Lindahl, Jr. State Industries Trust and the John R. Lindahl State Industries Trust (collectively, the "Trusts") as set forth on Schedule 1.1 attached hereto and will receive, directly or indirectly, substantial consideration as a result of the transactions contemplated by this Agreement; and

     WHEREAS, Ocelot is the record and beneficial owner of all the shares of capital stock of State (the "State Shares"); and

     WHEREAS, Ocelot desires to sell and Purchaser desires to purchase all of the State Shares from Ocelot; and

     WHEREAS, the parties desire to enter into this Agreement for the purpose of effecting such purchase and sale.

     NOW THEREFORE, in consideration of the mutual premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    AGREEMENT

                                    ARTICLE 1
                           PURCHASE AND SALE OF SHARES

     1.1 Purchase and Sale of Shares. Upon the terms and subject to the conditions contained in this Agreement, at the Closing (as hereinafter defined), Ocelot shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase and acquire from Ocelot, the State Shares, which constitute all issued and outstanding shares of stock in State.

     1.2 Purchase Price. As consideration for the sale, transfer, assignment, conveyance and delivery by Ocelot to Purchaser of the State Shares, Purchaser shall pay to Ocelot a total purchase price equal to the sum of the following (the "Purchase Price"):

          (a) Fifty Seven Million Eight Hundred Thousand and No/100 Dollars ($57,800,000), plus if applicable

          (b) the State France Proceeds; minus

          (c) the amount of the management fees paid pursuant to Section 5.19 hereof; and

          (d) shall deliver to the appropriate parties as specified herein, among other deliveries, the Releases and the Subordinated Debt Releases.

     1.3 Payment of Purchase Price.

          (a) At Closing, the Purchase Price shall be paid to Ocelot in collected funds wired to Ocelot's bank accounts, a description of such bank accounts to be provided by Ocelot to Purchaser at least three (3) days prior to Closing.


          (b) The amount of fees payable, or previously paid by the Corporations, to Bank of America, N.A. pursuant to the Swap Agreements shall be determined. If not previously paid by the Corporations, said amount shall be paid by Purchaser to Bank of America, N.A. at Closing.

     1.4 Definitions.

          (a) "Affiliate" or "Affiliates" shall mean and include JRL, HWL, the Beneficiaries and all directors and officers of the Corporations; the spouse of any such person; any person who would be the heir or descendant of any such person if he or she were not living; and any entity in which any of the foregoing has a direct or indirect interest, except through ownership of less than 5% of the outstanding equity interests of any entity.

          (b) "Agreement" shall have the meaning set forth in the introductory paragraph hereof.

          (c) "Ancillary Agreements" shall mean the agreements, documents and instruments contemplated by this Agreement other than this Agreement.

          (d) "Audited Financial Statement" shall have the meaning set forth in
Section 3.12(a) hereof.

          (e) "Beneficiaries" shall have the meaning set forth in the introductory paragraph hereof.

          (f) "Canadian Group" shall mean those persons identified as such on
Schedule 1.1 hereto.

          (g) "Claim" shall have the meaning set forth in Section 9.5 hereof.

          (h) "Closing" shall have the meaning set forth in Section 2.1 hereof.

          (i) "Code" shall have the meaning set forth in Section 3.16(c) hereof.

          (j) "Consents" shall have the meaning set forth in Section 5.9 hereof.

          (k) "Contracts" shall mean all contracts, leases and other commitments, whether written or oral, to which State or its Subsidiaries is a party or otherwise obligated which (i) provide for a term of more than six months or the payment by or to any Corporation in excess of $10,000 and are not terminable at will by the Corporation without cost or penalty, (ii) evidence indebtedness of any Corporation or commitments for the borrowing or loaning of any money or directly or indirectly guaranteeing liability of others or (iii) require any Corporation to indemnify any other Person under which the Corporation has any continuing obligations.

          (l) "Corporations" shall have the meaning set forth in Section 3.1 hereof.

          (m) "Credit Facility" shall mean the Revolving Credit Facility, Letter of Credit Facility, Term Loan Facility and Capital Expenditure Loan Facility existing pursuant to that certain Loan and Security Agreement dated as of August 28, 1997 between State Industries, Inc., APCOM, Inc., Ocelot Oil Corp. and NationsBank, N.A. (now Bank of America, N.A.) and the financial institutions a party thereto, as amended from time to time.

          (n) "Current Financial Statement" shall have the meaning set forth in
Section 3.12(a) hereof.

          (o) "Dispute" shall have the meaning set forth in Section 11.2(b) hereof.

          (p) "Environmental Laws" shall have the meaning set forth in Section 3.18(a)(i) hereof.

          (q) "Exempt Claims" shall have the meaning set forth in Section 9.6 hereof.

          (r) "ERISA" shall have the meaning set forth in Section 3.16(c) hereof.

          (s) "Fain Litigation" shall mean Fain, et al v. State Industries, Inc. in the 18th Judicial Court of Johnson County, Texas.

          (t) "Financial Statements" shall have the meaning set forth in Section 3.12(a) hereof.

          (u) "Governmental Authority" shall have the meaning set forth in
Section 3.9 hereof.

          (v) "HSR Act" shall have the meaning set forth in Section 2.1 hereof.

          (w) "HSR Forms" shall have the meaning set forth in Section 5.8 hereof.

          (x) "Hazardous Materials" shall have the meaning set forth in Section 3.18(a)(ii) hereof.

          (y) "HWL" shall mean Herbert W. Lindahl, Jr.

          (z) "HWL Beneficiaries" shall have the meaning set forth in Section
10.1 hereof.

          (aa) "Indemnified Party" shall have the meaning set forth in Section
9.5 hereof.

          (bb) "Indemnifying Party" shall have the meaning set forth in Section
9.5 hereof.

          (cc) "Intellectual Property" shall have the meaning set forth in
Section 3.20 hereof.

          (dd) "JRL" shall mean John R. Lindahl.

          (ee) "JRL Beneficiaries" shall have the meaning set forth in Section
10.2 hereof.

          (ff) "July Balance Sheet" shall have the meaning set forth in Section
3.29 hereof.

          (gg) "Knowledge" shall mean, as applied to Sellers, the actual conscious awareness of the following persons:

                   Jeff Atkinson               Herbert W. Lindahl
                   Terry Bihun                 John R. Lindahl
                   Pat Bourke                  John R. Lindahl, Jr.
                   John Brenzie                Kent Lindahl
                   Jim Flockencier             Ken Naglewski
                   Eddie Goodwin               Jimmy Raymer
                   Howard Heath                Drew Smith
                   Lonnie Howard               Evie Sommers
                   David Lasseter              Larry T. Thrailkill

          As applied to a Beneficiary, the term "Knowledge" shall mean the actual conscious awareness of such Beneficiary.

          (hh) "Leased Personalty" shall have the meaning set forth in Section
3.4 hereof.

          (ii) "Lien" or "Liens" shall have the meaning set forth in Section 3.2(b) hereof.

          (jj) "Losses" shall have the meaning set forth in Section 9.1 hereof.

          (kk) "LTT" shall mean Larry T. Thrailkill.

          (ll) "Management Agreement" shall have the meaning set forth in
Section 5.19 hereof.

          (mm) "Material Adverse Change" shall mean, and shall be limited to (i) loss of a material portion of the Corporations' manufacturing capacity which cannot be restored or replaced within sixty (60) days; (ii) the incurrence of any uninsured casualty loss or losses which aggregate more than $5,000,000;
(iii) the declaration of war by or against the United States of America; (iv) any breaches of representations or warranties of the Sellers, the Beneficiaries, JRL or HWL contained herein on the date hereof as of the date hereof, which, individually or in the aggregate, either have resulted in, or are reasonably likely to result in, the Corporations and/or Purchaser incurring or suffering Losses in excess of $5,000,000; or (v) any breaches in any material respect of representations or warranties of the Sellers contained in Section 3.2 hereof whether on the date hereof as of the date hereof or at the Closing. Specifically excluded from the definition of "Material Adverse Change" is any change in the business or business prospects of the Corporations or any of them, including the loss of customers, declining profitability or similar matters.

          (nn) "New Sears Terms" shall have the meaning set forth in Section
3.30 hereof.

          (oo) "Ocelot" shall mean Ocelot Oil Corp., a Colorado corporation.

          (pp) "Ocelot Shares" shall have the meaning set forth in the introductory paragraphs of this Agreement.

          (qq) "Owned Personalty" shall have the meaning set forth in Section
3.4 hereof.

          (rr) "Owned Realty" shall have the meaning set forth in Section 3.5(a) hereof.

          (ss) "Permits" shall mean all permits, licenses, approvals, certificates or authorizations of any federal, state or local governmental or regulatory body held by State and the Subsidiaries.

          (tt) "Person" shall have the meaning set forth in Section 3.4 hereof.

          (uu) "Personal Property" shall mean all material tangible personal property (other than inventory) owned by the Corporations, or leased or used by any of them in their operations.

          (vv) "Personalty Leases" shall have the meaning set forth in Section 3.4(b) hereof.

          (ww) "Plan" or "Plans" shall have the meaning set forth in Section 3.16(a) hereof.

          (xx) "Post-Employment Benefits" shall have the meaning set forth in
Section 3.16(f) hereof.

          (yy) "Pre-Closing Tax Period" shall have the meaning set forth in
Section 3.17(a) hereof.

          (zz) "Products" shall have the meaning set forth in Section 3.26 hereof.

          (aaa) "Purchase Price" shall have the meaning set forth in Section 1.2 hereof.

          (bbb) "Purchaser" shall have the meaning set forth in the introductory paragraph hereof.

          (ccc) "Real Property" shall mean all real estate owned of record by State and its Subsidiaries, or leased by any of them in their operations. Such term does not include real estate owned by other Persons in which inventory is located, as listed on Schedule 3.6(b) hereto.

          (ddd) "Real Property Leases" shall have the meaning set forth in
Section 3.5(b) hereof.

          (eee) "Releases" shall have the meaning set forth in Section 5.13 hereof.

          (fff) "Representative" or "Representatives" shall have the meaning set forth in Section 11.14 hereof.

          (ggg) "Sellers" shall have the meaning set forth in the introductory paragraph of Article 3 hereof.

          (hhh) "Settlement Offer" shall have the meaning set forth in Section
5.24 hereof.

          (iii) "Shareholders" shall have the meaning set forth in the introductory paragraph hereof.

          (jjj) "State" shall mean State Industries, Inc., a Tennessee corporation.

          (kkk) "State Shares" shall have the meaning set forth in the introductory paragraph hereof.

          (lll) "State France" shall mean State France, S.A., a subsidiary of State.

          (mmm) "State France Proceeds" shall mean the amount equal to the proceeds received by State from the closing of a sale of State France prior to Closing less any Taxes paid or payable by the Corporations and all expenses, costs and fees of the Corporations' legal, accounting, investment banking and other professional counsel in connection with such a sale.

          (nnn) "Stephens Group" shall mean those persons identified as such on
Schedule 1.1 hereto.

          (ooo) "Subordinated Debt Releases" shall have the meaning set forth in
Section 5.13 hereof.

          (ppp) "Subordinated Debtholders" shall have the meaning set forth in
Section 5.13 hereof.

          (qqq) "Subordinated Indebtedness" shall have the meaning set forth in
Section 5.13 hereof.

          (rrr) "Subsidiary" or "Subsidiaries" shall mean those corporations set forth on Schedule 3.3 hereto.

          (sss) "Swap Agreements" shall mean that certain ISDA Master Agreement dated as of December 23, 1999, between Bank of America, N.A. and State, including the Schedules thereto.

          (ttt) "Tax Returns" shall have the meaning set forth in Section 3.17(k)(ii) hereof.

          (uuu) "Taxes" shall have the meaning set forth in Section 3.17(k)(i) hereof.

          (vvv) "THW" shall have the meaning set forth in Section 11.15 hereof.

          (www) "Title Policies" shall have the meaning set forth in Section 3.5(a) hereof.

          (xxx) "Trusts" shall have the meaning set forth in the introductory paragraph of this Agreement.

          (yyy) "Unaudited Financial Statement" shall have the meaning set forth in Section 3.12(a) hereof.

                                    ARTICLE 2
                                     CLOSING

     2.1 Closing. Subject to Section 8.1, the closing of the transaction contemplated by this Agreement (the "Closing") shall take place within five (5) business days following the expiration of all waiting periods pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), but, subject to Articles 6 and 7, in all events the Closing shall take place on or before February 28, 2002. The Closing shall take place at the offices of Boult, Cummings, Conners & Berry, PLC, 414 Union Street, Nashville, Tennessee or at such other place as the parties may mutually agree.

     2.2 Deliveries by Sellers at Closing Sellers shall deliver or cause to be delivered to Purchaser at the Closing the documents and other items required by Sections 7.4 and 7.5 hereof to be delivered by Sellers or the Persons specified in such Sections as a condition to Purchaser's obligations hereunder.

     2.3 Deliveries by Purchaser at Closing. Purchaser shall deliver or cause to be delivered at Closing the following:

          (a) to Ocelot, the Purchase Price;

          (b) to Bank of America, N.A. the amounts due pursuant to the Swap Agreements if the same have not been paid by State prior to Closing; and

          (c) to all appropriate parties, the documents and other items required by Section 6.5 hereof to be delivered by Purchaser as a condition to Shareholders' obligations hereunder.

                                    ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES OF
                             OCELOT AND SHAREHOLDERS

     Ocelot and Shareholders (the "Sellers") jointly and severally (except as otherwise provided in this Agreement) represent and warrant to Purchaser as follows (it being agreed that the following representations and warranties shall be deemed to have been made on the date hereof and, subject to Section 5.11 hereof, on the date of the Closing):

     3.1 Organization and Standing of Ocelot and State and its Subsidiaries; Authorization and Enforceability. Ocelot is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Each of State and its Subsidiaries (collectively, the "Corporations" or individually a "Corporation") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdictions listed on Schedule 3.1 hereto. Except as disclosed on Schedule 3.1 hereto, each of the Corporations is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary. Ocelot, the Corporations, the Shareholders and the Beneficiaries have full capacity, power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. This Agreement and the Ancillary Agreements have been duly authorized by Ocelot and the Corporations, and no other corporate acts or proceedings on the part of Ocelot and the Corporations are necessary to authorize the execution, delivery and performance by Ocelot and the Corporations of this Agreement or the Ancillary Agreements. When executed and delivered by all parties hereto, this Agreement and the Ancillary Agreements shall be binding upon the Shareholders, the Beneficiaries, Ocelot and the Corporations and shall be enforceable against them in accordance with their respective terms. True and complete copies, with all amendments, of the Charters of the Corporations (certified as of a recent date by the Secretary of State of the State of Incorporation) and the Bylaws of the Corporations (certified as of the date hereof by the respective corporate secretaries) have been delivered to Purchaser. Except as disclosed in Schedule 3.1(a), the execution and delivery of this Agreement and the Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby, and the performance and fulfillment of their respective obligations and undertakings hereunder and thereunder by the Shareholders, the Beneficiaries, Ocelot and the Corporations will not, provided that the consents listed on
Schedule 3.9 hereto are obtained, (i) violate any provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of or accelerate or permit the acceleration of any performance required by the terms of, or give rise to any obligation to make a payment to any other Person under, the Charter or Bylaws of Ocelot or the Corporations; any Contract to which Ocelot, any Corporation or any of the Shareholders or the Beneficiaries is a party or by which any of them may be bound; any judgment, decree, writ, injunction, order or award of any Governmental Authority; or the governing trust instruments of the Trusts; (ii) result in the creation of any Lien upon any of the properties or assets (whether real or personal, tangible or intangible) of Ocelot or the Corporations; or (iii) terminate or cancel, or result in the termination or cancellation of, any Contract to which the Corporations are a party. Schedule
3.1 hereto contains a true and correct list of the directors and officers of the Corporations.

     3.2 Capitalization of the Corporations and Ocelot.

          (a) Schedule 3.2 hereto lists all authorized and issued shares of each Corporation. All authorized shares have been authorized by all necessary corporate action and all issued shares are validly issued and outstanding, fully paid and non-assessable. Except as set forth on Schedule 3.2 hereto: (i) there are no other authorized or outstanding equity securities of the Corporations of any class, kind or character, and there are no outstanding rights, contracts, rights to subscribe, conversion rights, exchange rights, warrants, options, calls, puts or other agreements or commitments of any character relating to the shares of the Corporations or any securities convertible or exchangeable or exercisable for any shares of the Corporations; (ii) there are no agreements or understandings among the shareholders of the Corporations with respect to the voting, sale or transfer of the shares of the Corporations on any matter; (iii) none of the shares are reserved for any purpose; (iv) there are no preemptive or similar rights with respect to the issuance, sale or other transfer (whether present, past or future) of the shares; (v) there are no agreements or other obligations (contingent or otherwise) which may require the Corporations to issue, repurchase or otherwise acquire any shares or any other securities; (vi) there are no outstanding or authorized stock appreciation/phantom stock or similar rights with respect to the Corporations; and (vii) there are no voting trusts, proxies, or any other agreements or understandings with respect to the shares.

          (b) Ocelot has, and at the Closing Purchaser will receive, good, valid and marketable title to the State Shares listed on Schedule 3.2 hereto, free and clear of all liens, pledges, claims, encumbrances, security interests, orders, writs and/or equities of any nature whatsoever (collectively "Liens"), and Ocelot has full lawful capacity, right power and authority to transfer to the Purchaser full unencumbered legal and equitable title to all of the State Shares. State owns all of the shares of APCOM and State UK listed on Schedule
3.2 hereto, free and clear of all Liens.

          (c) Schedule 1.1 sets forth the record and beneficial owners of all Ocelot Shares and the beneficiaries of the Trusts.

     3.3 Ocelot Activities; Corporations' Subsidiaries. Since January 1, 1994, Ocelot has engaged in no activities other than (a) performing its duties under the Management Agreement, (b) owning the stock of State Holding Company (which was merged with State in 1997), and (c) collecting oil and gas royalties. Since January 1, 1998, Ocelot has engaged in no activity other than (a) performing its duties under the Management Agreement, and (b) owning the stock of State. Except as set forth on Schedule 3.3 attached hereto, none of the Corporations has any equity interest in any corporation, partnership, joint venture or other entity.

     3.4 Owned and Leased Personal Property.

          (a) Purchaser has been provided with a schedule of the Personal Property owned by each Corporation (the "Owned Personalty"). Except as set forth on Schedule 3.4(a) attached hereto, each Corporation has good and marketable title to its Owned Personalty, free and clear of any and all Liens. The Owned Personalty constitutes all Personal Property used by the Corporations in the operation of their business, except for such items specified in Section 3.4(b) hereof.

          (b) Schedule 3.4(b) attached hereto lists all Personal Property in the possession of the Corporations which is owned by or in which an interest is, to the Knowledge of Sellers, claimed by any other individual, firm, corporation, partnership, or other person or entity ("Person") (whether a customer, supplier or other entity) ("Leased Personalty"). Except as set forth on Schedule 3.4(b), all leases or other contracts or licenses providing any Corporation with the right to use the Leased Personalty (the "Personalty Leases") are in writing and a copy of each such Personalty Lease has been delivered to Purchaser, and there are no amendments to or modifications of any such Personalty Leases, except as set forth on Schedule 3.4(b). Each Corporation has performed all obligations required to be performed by it to date under the Personalty Leases, and to the Knowledge of the Sellers no other party is in default (or would be in default on the giving of notice or the lapse of time or both) under any Personalty Lease.

     3.5 Owned and Leased Real Property.

          (a) Schedule 3.5(a) attached hereto contains a true and complete list of all Real Property owned by each Corporation (the "Owned Realty"). A true, complete and accurate copy of the most recent title policies with respect to the Owned Realty have been delivered to Purchaser (the "Title Policies"). The status of the Owned Realty as set forth on such Title Policies is true and accurate in all material respects, and no event has occurred since the date of any of the Title Policies which would result in the Title Policies not being true and accurate in all material respects.

          (b) Schedule 3.5(b) attached hereto lists all contracts for the lease by each Corporation, as lessee, of Real Property (the "Real Property Leases"). Except as set forth on Schedule 3.5(b), all Real Property Leases are in writing and a copy of each such Real Property Lease has been delivered to Purchaser, and there are no amendments to or modifications of any such Real Property Lease except as set forth on Schedule 3.5(b). Each Corporation has performed all obligations required to be performed by it to date under the Real Property Leases, and to the Knowledge of the Sellers no other party is in default (or would be in default on the giving of notice or the lapse of time or both) under any Real Property Lease.

          (c) None of the Real Property is in violation of applicable building or zoning laws, rules or ordinances. There are now in full force and effect for each location of Real Property duly issued certificates of occupancy permitting such Real Property to be legally used and occupied as the same is now constituted. No fact or condition exists that would prohibit or adversely affect ordinary rights of access to and from such Real Property and from and to existing public roadways. No special assessments currently affect the Real Property, and to the Knowledge of Sellers, there are no planned or public improvements that are reasonably likely to affect adversely the Real Property. To the Knowledge of Sellers, neither the whole nor any part of the Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed.

     3.6 Inventory.

          (a) Except as disclosed in Schedule 3.6(a) hereto, the inventory of the Corporations as reflected in the Financial Statements consists of a quality and quantity usable and salable in the ordinary course of the business of the Corporations, consistent with past practices, except for items of obsolete materials and materials of below standard quality, for which adequate reserves have been provided in the Financial Statements. All inventory purchased since the date of the Current Financial Statement consists of a quality and, together with supplies already on hand, a quantity usable and salable in the ordinary course of the business of the Corporations, consistent with past practices.

          (b) Schedule 3.6(b) attached hereto contains a true and complete list of all locations utilized by the Corporations for the storage, warehousing and/or consignment of Inventories. Those locations for which the Corporations have written agreements are specified on Schedule 3.6(b) hereto. A true and correct copy of all such written agreements has been provided to the Purchaser.

     3.7 Contracts. Schedule 3.7 attached hereto contains a true and complete list of all Contracts, the Real Property Leases and the Personalty Leases described above, true and correct copies of which have been provided to Purchaser. Except as set forth on Schedule 3.7, each Contract listed on Schedule
3.7 is in writing and a copy of each such Contract has been delivered to Purchaser, and there are no amendments to or modifications of such Contracts, except as set forth on Schedule 3.7. Each Corporation has performed all obligations required to be performed by it to date under the Contracts, and to the Knowledge of the Sellers, no other party is in default (or would be in default on the giving of notice or the lapse of time or both) under any Contract. Except as disclosed on Schedule 3.7 hereto, none of the Corporations are subject to any agreement, contract or commitment that contains any covenant restricting the nature, type of or geographical area in which business can be conducted by the Corporations.

     3.8 Condition of Assets. Except as set forth in Schedule 3.8 hereto, the Real Property and Personal Property, including, without limitation, plants, buildings, structures, equipment, machinery, and vehicles, owned or leased by the Corporations or used or employed by them in their businesses, are sufficient and adequate to carry on their businesses as presently conducted, and free from any defects, except for such defects as do not interfere with the use thereof in the conduct of the normal operations of the Corporations.

     3.9 No Consents. Except as set forth on Schedule 3.9 attached hereto, no consent, declaration, filing or approval or authorization of, or registration with, any agency, instrumentality, department, commission, court, tribunal, or board of any government, whether foreign or domestic and whether national, federal, state, provincial or local ("Governmental Authority") or any other Person is required to be obtained by Sellers or the Corporations in connection with the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby.

     3.10 Permits and Licenses. Schedule 3.10 attached hereto, contains a complete list of all Permits held by the Corporations. Except as indicated on
Schedule 3.10, (i) each Corporation
is the legal and beneficial holder of all of its Permits listed on Schedule 3.10; (ii) such Permits listed on Schedule 3.10 are sufficient to permit each Corporation to conduct its business in the manner in which it is now being conducted, (iii) each of the Permits listed on Schedule 3.10 is in full force and effect, valid and outstanding, and no event has occurred which, with the giving of notice or the passage of time or otherwise, would permit revocation or early termination of any of the foregoing or would adversely affect the rights of the Corporations thereunder; and (iv) except as set forth on Schedule 3.17 hereto, neither the Corporations nor any Seller has received written notice from any Governmental Authority or other Person questioning the validity of or alleging failure to comply with the terms of such Permits listed on Schedule 3.10.

     3.11 Insurance. Schedule 3.11 attached hereto contains a description of all policies of fire, general liability, product liability, environmental impairment liability, worker's compensation, health and other forms of insurance policies or binders procured on or after November 1, 1996, and currently in force insuring against risks of the Corporations and sets forth the primary named insured for each such policy. Except as disclosed on Schedule 3.11, to the Knowledge of the Sellers, there are no insurance policies under which the Corporations have continuing obligation for retroactive premiums under insurance policies, regardless of when procured. Except as disclosed on Schedule 3.11 hereto, the premiums for the policies are fully paid and no retroactive premiums are due under the policies. Except as set forth on Schedule 3.11 hereto, all such policies are valid, outstanding and enforceable policies. No notice of cancellation or termination has been received with respect to any such policy. No Corporation has received any written notice from or on behalf of any insurance carrier issuing any such policy that insurance rates therefor will hereafter be substantially increased (except to the extent that insurance rates may be increased for all similarly situated risks) or that there will hereafter be a cancellation of, an increase in a deductible (or an increase in premiums to maintain an existing deductible) for or nonrenewal of any such policy. The consummation of the transactions contemplated hereby will not alter or impair the rights of the Corporations in respect of insurance coverage relating to periods prior to and through the Closing.

     3.12 Financial Statements.

          (a) State has previously delivered to Purchaser and there are attached hereto as Exhibit 3.12 (i) its audited consolidated balance sheet as of December 31, 1999, together with audited consolidated statement of income, retained earnings; and cash flow for the year then ended (the "Audited Financial Statement"); (ii) its unaudited consolidated balance sheet as of December 31, 2000 together with unaudited consolidated statement of income, retained earnings and cash flow for the year then ended (the "Unaudited Financial Statement"); and
(iii) its unaudited consolidated balance sheet as of May 26, 2001 and the related unaudited consolidated statement of income for the period then ended (the "Current Financial Statement") (the Audited Financial Statement, Unaudited Financial Statement and Current Financial Statement are referred to hereinafter collectively as the "Financial Statements").

          (b) The Audited Financial Statement has been examined and reported on as described in Exhibit 3.12 hereto by Lattimore, Black, Morgan & Cain, P.C., Certified Public Accountants. The Financial Statements fairly, accurately and correctly present, as of their respective dates, the financial condition and assets and liabilities as of the date indicated therein and the results of operations for the period covered thereby.

          (c) The Unaudited Financial Statement and the Current Financial Statement have been prepared in accordance with generally accepted accounting principles, consistently applied, except as disclosed in the notes thereto or on
Schedule 3.12 hereto.

          (d) Except as disclosed on the Financial Statements, elsewhere in this Agreement, and in Schedule 3.12 hereto, there are no material contingent liabilities of the Corporations.

     3.13 Litigation. Except as set forth on Schedule 3.13 attached hereto, (i) there is no material suit, action, proceeding, claim, investigation, or inquiry pending, or to Sellers' Knowledge, threatened against any of the properties or assets of the Corporations or to which any Corporation is or may become a party,
(ii) no Corporation is subject to any judgment, order, writ or injunction of or agreement with any Governmental Authority, and (iii) to the best of Sellers' Knowledge, there is no factual basis upon which any suit, action, proceeding, claim, investigation or inquiry could be asserted or based, the effect of any of such items in this clause (iii) which would adversely affect the transaction contemplated by this Agreement.

     3.14 Brokers' Fees. The Sellers have engaged Seale & Associates, LLC and Stephens, Inc. to represent them with regard to this transaction. Except for Sellers' liability to these two entities, neither the Corporations nor the Sellers have incurred any liability for brokers' fees, finders' fees, agents' commissions, financial advisory fees, or other similar forms of compensation in connection with this Agreement or any transaction contemplated by this Agreement.

     3.15 Employment Matters. Purchaser has been provided a true and complete list of all officers and employees of each Corporation, years of service, and their annual salary or hourly wages. Except as set forth on Schedule 3.15 attached hereto:

          (a) No present or past employee of either Corporation has any written or oral, express or implied, contract, agreement, arrangement or understanding of any nature whatsoever, including without limitation, any plans or contracts providing for bonuses, severance payments, pensions, profit sharing, stock options, stock purchase rights, deferred compensation, insurance, or retirement benefits of any nature;

          (b) There is no pending or threatened labor dispute, strike, work stoppage, grievance, claim of unfair labor practice, wrongful discharge, employment discrimination, or sexual harassment, or any other employment dispute of any form or nature affecting either Corporation;

          (c) Each Corporation has withheld all amounts required by law or agreement to be withheld from the wages or salaries or any other form of compensation of its employees and has no unaccrued liability for any wages or vacation pay, sick pay, bonuses or other incentives or for any taxes or penalties for failure to pay any of the foregoing;

          (d) No union or other collective bargaining unit has been certified or recognized by any Corporation as representing any employee nor, to the Knowledge of Sellers, is a union or other collective bargaining unit seeking certification or recognition for such purpose.

          (e) None of the Corporations have any written or oral policy, agreement or understanding regarding vacation and/or severance pay requirements. Except as disclosed on Schedule 3.15(e), the consummation of the transaction contemplated by this Agreement will not entitle any employee of the Corporations to severance pay.

          (f) Each of the Corporations has obtained and maintained Employment Eligibility Verifications on Forms I-9 as required by the Immigration Reform and Control Act of 1986; and

          (g) Each Corporation has complied with applicable laws relating to collective bargaining, wages, hours, and age, race, disability, and sex discrimination.

     3.16 Employee Benefit Plans.

          (a) Schedule 3.16 attached hereto lists all plans, programs, agreements, commitments or arrangements maintained by or on behalf of the Corporations that provide benefits or compensation to, or for the benefit of, any current or former employees (a "Plan" or "Plans"). Except as set forth on
Schedule 3.16, only current and former employees of the Corporations (and eligible dependents and beneficiaries of such current and former employees) participate in the Plans. True and correct copies of all Plans, and other related documents reasonably requested by Purchaser, have been delivered to Purchaser.

          (b) With respect to each Plan, except as set forth on Schedule 3.16
(i) no litigation or administrative or other proceeding is pending or, to Sellers' Knowledge, threatened involving such Plan, (ii) such Plan has been administered and operated, in all material respects, in the ordinary and usual course in accordance with applicable law and in accordance with its terms and
(iii) all required returns, filings, reports and disclosures with respect to such Plan have been timely and accurately made.

          (c) Schedule 3.16 includes each Plan which is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement and Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code"). No such Plan has incurred an "accumulated funding deficiency" as such term is defined in Section 4971 of the Code. Each Plan that is intended to be qualified under Sections 401(a) and 501(a) of the Code, including the Pension Plan for Employees of State Industries, Inc., the State Industries, Inc. 401(k) Savings Plan, the APCOM, Inc. Pension Plan and Trust and the APCOM, Inc. 401(k) Plan, has at all times satisfied the requirements for qualification and exemption under the Code.

          (d) Except as set forth on Schedule 3.16 attached hereto and made a part hereof, none of the Corporations are or have been required to contribute to a defined benefit pension plan that is or was subject to Title IV of ERISA or to any multi-employer benefit plan as defined in Section 3(37) of ERISA.

          (e) With respect to each Plan, except as set forth on Schedule 3.16(e) attached hereto and made a part hereof, neither such Plan, nor any trustee, administrator, fiduciary, agent or employee thereof has at any time been involved in a transaction which would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, nor has any such person been involved in or caused such ERISA Plan to be involved in a breach of fiduciary duty under Section 404 of ERISA.

          (f) Except as set forth on Schedule 3.16(f) hereto, none of the Corporations and none of the Plans, have any obligation to provide, or liability for, health care, life insurance or other benefits after termination of employment ("Post-employment Benefits"), except for retirement benefits under the Plans or except as required by ERISA Section 601 and Section 4980B of the Code. Except as set forth on Schedule 3.16(f) hereto, with respect to (i) all persons terminated or retired on or before the Closing, and (ii) active employees and other participants and beneficiaries, to the extent Post-employment Benefits (other than qualified retirement plan benefits under the Plans) have been, or are reasonably expected to be, earned by service to the Closing, the Financial Statements contain adequate reserves in an amount not less than the present value of all such benefits, determined as though all Post-employment Benefits were fully vested and nonforfeitable and assuming the continuation of all such Plans, using actuarial methods and assumptions which are reasonable individually and in the aggregate. As of the Closing, notice of the availability of continuation coverage (as defined in Section 602 of ERISA and Section 4980B of the Code) will have been provided to all persons entitled thereto and all persons electing such coverage are being (or have been, if applicable) provided such coverage. Set forth on Schedule 3.16(f) hereto is a listing of all terminated employees currently receiving Post-employment Benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985.

          (g) Except as set forth on Schedule 3.16 attached hereto and made a part hereof, none of the Corporations has any liability, whether actual or contingent, under Title IV of ERISA or any other potential liability attributable to an employee benefit plan, program, commitment or arrangement that is or was maintained by an entity other than the Corporations.

     3.17 Taxes. Except as set forth in Schedule 3.17 attached hereto:

          (a) The provision made for Taxes on the Financial Statements is sufficient for the payment of all Taxes at the date of such Financial Statements and for all years and periods prior thereto. Since the date of the Audited Financial Statements, the Corporations have not incurred any Taxes other than Taxes incurred in the ordinary course of business consistent in type and amount with past practices of the Corporations. The charges, accruals, and reserves for Taxes with respect to the Corporations for any tax period (or portion thereof) ending on or before Closing (a "Pre-Closing Tax Period") (including any Pre-Closing Tax Period for which no Tax Return has yet been filed) reflected on the books of the Corporations (excluding any provision for deferred income taxes) are adequate to cover such Taxes;

          (b) All income Tax Returns (as hereinafter defined) and all other material Tax Returns required to be filed by the Corporations for all taxable periods or portions thereof ending on or before the date of Closing have been or will be timely filed. All such Tax Returns which have been filed are correct and complete in all material respects and Tax Returns filed hereafter will be correct and complete in all material respects. The Corporations have paid all Taxes that are owed on such Tax Returns. No claim has ever been made by an authority in a jurisdiction where the Corporations do not file Tax Returns that any of such Corporations is or may be subject to Tax by that jurisdiction or authority;

          (c) The Corporations have duly withheld and paid all Taxes that each is required to withhold and pay in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party of such Corporation;

          (d) There are no outstanding agreements which extend the statutory period of limitations applicable to any claim for the collection or assessment of Taxes (as hereinafter defined) due from the Corporations for any taxable period;

          (e) No audit or other proceeding by any Governmental Authority is pending or to the Knowledge of Sellers threatened with respect to any Taxes due from or with respect to the Corporations;

          (f) None of the Corporations have requested any extension of time within which to file any Tax Return;

          (g) None of the Corporations (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Ocelot), and (ii) has any liability for the Taxes of any person or entity under Treas. Reg. ss. 1.1502-6 (or any corresponding or similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. Schedule 3.17 sets forth any Persons other than Ocelot and the Corporations that have been a member of the Ocelot affiliated group for each federal income Tax Return of Ocelot for which the statute of limitations does not bar a federal Tax assessment;

          (h) None of the Corporations (i) have consented or agreed at any time under Section 341 of the Code; (ii) has agreed, or is required, to make any adjustment under Section 263A, Section 481 or 482 of the Code (or any corresponding or similar provision of state, local, or foreign law) by reason of a change in accounting method or otherwise which will continue to have effect for taxable period after Closing; (iii) has made an election, or is required, to treat any of its existing assets as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) has safe-harbor or any other tax-advantaged leases with respect to any taxable year for which the period for assessment for Taxes has not expired, taking into account any extensions or waivers thereof; (v) is and has been an includible corporation in any other affiliated group of corporations within the meaning of
Section 1504(a) of the Code; (vi) has entered into tax-sharing or allocation agreements or similar arrangements which are applicable for any period for which the period for assessment for Taxes has not expired, taking into account any extensions or waivers thereof; (vii) is a member of a limited liability company, partner in a partnership or a member of a joint venture or any other arrangement or contract which is treated as a partnership for federal income tax purposes; (viii) has made or is obligated to make, or will, as a result of any event connected with the transactions contemplated by or referred to in this Agreement, make or become obligated to make any "excess parachute payment" as defined in Section 280G of the Code; (ix) has an excess loss account, as defined in Section 1.1502-32(e)(1) of the Regulations; (x) has applied for any Tax ruling; or (xi) entered into a closing agreement as described in Code Section 7121 or otherwise (or any corresponding or similar provision of state, local or foreign Tax law) with any Tax authority (A) since January 1, 1991 or (B) that would materially affect Tax Returns of the Corporations, the liability of the Corporations for Taxes or the calculation of such Taxes on an ongoing basis. No property of any of the Corporations secures any debt the interest on which is exempt from Tax under Section 103 of the Code. None of the Corporations has in effect any election for federal income tax purposes under Sections 108, 168, 338, 341, 441, 471, 1017, 1033, 1502, or 4977
of the Code. None of the Corporations has a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country. None of the Corporations will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing as a result of any (A) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (B) installment sale or open transaction disposition made on or prior to the Closing; or (C) prepaid amount received on or prior to the Closing;

          (i) None of the Sellers is a "foreign person" as defined in Section 1445(f)(3) of the Code;

          (j) Schedule 3.17 sets forth the following information for federal and state Tax purposes with respect to the Corporations as of the most recent practicable date and on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated thereby: (i) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution of the Corporations and (ii) the amount of Tax refunds (by year and type of Tax) for which each of the Corporations has filed for or expects to file;

          (k) For purposes of this Agreement:

               (i) The term "Taxes" means all federal, state, local, territorial, provincial or foreign income, net income, gross receipts, single business, license, payroll, employment, value-added, privilege, profits, franchise, withholding, sales, use, occupation, property, excise, severance, stamp, environmental, custom duties, capital stock and all other taxes, fees and governmental charges of any form or nature whatsoever (including interest and penalties, if any), and

               (ii) The term "Tax Returns" means all returns, declarations, estimates, claims for refund and reports of any form or nature whatsoever (including, without limitation, information returns and any statement) in respect of, relating to, or required to be filed in connection with, any Taxes, including any schedule, form, or attachment thereto and any amendment thereof.

     3.18 Environmental Matters.

          (a) For the purpose of this Section 3.18:

               (i) "Environmental Laws" shall be defined as any and all federal, state or local laws or common law relating to the regulation and protection of human health, safety and welfare, the environment or natural resources, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Clean Air Act, the Federal Water Pollution Control Act, the Emergency Planning and Community Right to Know Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Hazardous Materials Transportation Act.

               (ii) "Hazardous Materials" shall be defined as all chemicals, materials, substances, or wastes (including, without limitation, asbestos, polychlorinated biphenyls and petroleum) (A) now or hereafter designated or defined or included in any definition under any Environmental Law as "hazardous," "toxic," "dangerous," "pollutant," or "contaminant," and (B) the handling, use of, disposal of or exposure to which is prohibited, limited or regulated by any Environmental Law.

          (b) Sellers have provided Purchaser with Phase I and/or Phase II Environmental Surveys that have been prepared for any real property presently or formerly owned, leased or operated by the Corporations.

          (c) Except as set forth on Schedule 3.18, the Corporations are in compliance with, and have complied with, the provisions of all Environmental Laws, including, without limitation, all laws with respect to reporting releases of Hazardous Materials and the registration, testing and maintenance of underground storage tanks, except for instances of noncompliance where neither the costs and penalties associated with noncompliance nor the costs associated with rectifying the noncompliance, individually or in the aggregate with those associated with other instances of noncompliance subject to this or similar exceptions under this Section 3.18, would be material relative to the Corporations.

          (d) Schedule 3.18 includes a true, accurate and complete list of all Permits possessed by any Corporation relating to the use, generation, storage, transportation or disposal of Hazardous Materials. The Corporations have been and are in compliance with the requirements of all such Permits, except for instances of noncompliance where neither the costs and penalties associated with noncompliance nor the costs associated with rectifying the noncompliance, individually or in the aggregate with those associated with other instances of noncompliance subject to this or similar exceptions under this Section 3.18, would be material relative to the Corporations.

          (e) Except as set forth on Schedule 3.18, there are no facts, circumstances, acts or omissions related to any real property presently or formerly owned, leased or operated by the Corporations that could impose liability on any of the Corporations under any Environmental Law.

          (f) Except as set forth on Schedule 3.18, there has been no order, directive, citation or notice by any Governmental Authority with respect to the use, generation, storage, transportation or disposal of Hazardous Materials affecting any Corporation, any of the Real Property (or, to the Knowledge of Sellers, with respect to any real property formerly owned, leased or operated by the Corporations), any improvements located thereon or the business conducted thereon which is presently pending or unresolved.

          (g) Except as set forth on Schedule 3.18, all of the Real Property is free of all (i) Hazardous Materials, except those used, stored, transported and disposed in compliance with all Environmental Laws; (ii) underground storage tanks; (iii) underground pipelines; and (iv) solid waste management units (as such term is used in 42 U.S.C. s.6924 and its implementing regulations). Except as set forth on Schedule 3.18, none of the Corporations has stored, treated or disposed of any Hazardous Materials on, in or under any real property presently or formerly owned, leased or operated by the Corporations, or any part thereof, or has permitted any real property presently or formerly owned, leased or operated by the Corporations, or any part thereof, to be used for the storage, treatment or disposal of Hazardous Materials in violation of Environmental Laws, which has not been remediated.

          (h) No real property presently or, to the Knowledge of Sellers, formerly owned, leased or operated by the Corporations is listed on the National Priority List established by the United States Environmental Protection Agency (the "EPA");

          (i) Except as set forth on Schedule 3.18 attached hereto and made part hereof, no claim, demand, or request has been received by the Corporations from the Occupational Safety and Health Administration, the EPA, or any other federal, state or local governmental entity with respect to Environmental Laws, the handling or disposal of Hazardous Materials, Permits or worker health and safety matters, regarding current or past operations at any real property presently or formerly owned, leased, or operated by the Corporations that remains pending or unresolved.

          (j) Except as set forth on Schedule 3.18 hereto, none of the Corporations have received notice of any unauthorized release or discharge of any Hazardous Materials in, on, or under any real property presently or formerly owned, leased, or operated by the Corporations, which has not been fully remedied.

          (k) Except as set forth on Schedule 3.18 hereto, the disposal or removal of all wastes (including chemical wastes), by-products, off-specification materials, and unusable products by or on behalf of the Corporations from any real property presently or formerly owned, leased, or operated by the Corporations has been conducted in compliance with all applicable laws and regulations, including Environmental laws, except for instances of noncompliance where neither the costs and penalties associated with noncompliance nor the costs associated with rectifying the noncompliance, individually or in the aggregate with those associated with other instances of noncompliance subject to this or similar exceptions under this Section 3.18, would be material relative to the Corporations.

          (l) Each of the Corporations has made available to the Purchaser all Material Safety Data Sheets, Tier 1, Tier II and Form R reports for all products, intermediates, and raw materials purchased, manufactured, used or sold by the Corporations, each of which is complete, correct and current.

          (m) To the Knowledge of Sellers, except as set forth on Schedule 3.18 attached hereto and made part hereof, none of the off-site locations where Hazardous Substances generated or transported from, by or on behalf of the Corporations have come to be located (whether through disposal, storage or use) has been nominated or identified as a facility that is subject to an existing or potential claim under Environmental Laws for which the Corporations could be liable.

     3.19 Conduct of Business. Except as specifically set forth on Schedule 3.19 attached hereto or disclosed in this Agreement and the Schedules hereto, since December 31, 2000, the Corporations have operated in the ordinary course of business and the Corporations have not:

          (a) entered into or amended any Contract or incurred or committed to incur any liability or other obligation (fixed or contingent) other than in the ordinary course of business and consistent with past practice;

          (b) discharged or satisfied any Lien or paid any obligation or liability, other than in the ordinary course of business consistent with past practice;

          (c) mortgaged, pledged or subjected to any Lien any of its assets or properties, other than in the ordinary course of business consistent with past practice;

          (d) transferred, leased or otherwise disposed of any of its assets or properties or acquired any assets or properties, other than in any case in the ordinary course of business and consistent with past practice;

          (e) canceled or compromised any debt or claim, other than in the ordinary course of business and consistent with past practice;

          (f) waived or released, under any Contract, rights of the Corporations having value to the Corporations, other than in any case in the ordinary course of business and consistent with past practice;

          (g) terminated or received notice of the termination of or a default or violation under any Contract or Permit;

          (h) other than in the ordinary course of business and consistent with past practice, made or granted any wage or salary increase applicable to any group or classification of employees generally, paid any bonuses, entered into any employment Contract with any officer or employee or made any loan to, or entered into any transaction of any other nature with, any officer or employee of the Corporations;

          (i) adopted, or increased the payments to or benefits under, any Plan for or with employees of Corporations.

          (j) entered into any transaction, Contract or commitment, except those listed, or which pursuant to the terms hereof are not required to be listed, on the schedules hereto, this Agreement and the transactions contemplated hereby, and those entered into in the ordinary course of business and consistent with past practice;

          (k) made any change in the Corporations' authorized or issued capital stock; granted any stock option or right to purchase shares of capital stock of either Corporation; issued any security convertible to such capital stock; granted any registration rights; purchased, redeemed, retired or otherwise acquired any shares of capital stock; or declared or paid any dividend or other distribution or payment in respect of shares of capital stock of the Corporations;

          (l) amended the charter or bylaws of the Corporations;

          (m) suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects the Corporations' ability to conduct its business;

          (n) except as reflected in the Current Financial Statements, suffered any event or other occurrence which, singly or in the aggregate, would materially adversely affect the business of the Corporations or its properties or assets;

          (o) changed any of the accounting methods used by the Corporations; or

          (p) agreed, orally or in writing, to do any of the foregoing.

     3.20 Intellectual Property. Schedule 3.20 attached hereto contains an accurate and complete list of all domestic and foreign patents, design registrations, patent and design registration applications, intellectual property licenses and agreements (including, but not limited to, patent, software and know-how licenses and agreements), trade names, trademarks, registered copyrights, service marks, trademark registrations and applications, service mark registrations and applications, copyright registrations and applications and domain names owned or used by State or any of the Subsidiaries in the operation of their businesses as presently conducted or as presently proposed to be conducted (collectively, along with trade secrets, the "Intellectual Property"). Except as set forth in Schedule 3.20 hereto, State or one of the Subsidiaries, as applicable, owns, free and clear from all Liens, the entire right, title and interest in and to the Intellectual Property (including, without limitation, the exclusive right to use and license the same). State or one of the Subsidiaries, as applicable, is the owner of record of all patents, copyright registrations and trademark registrations, and applications therefor, in the applicable governmental offices. Except as set forth in Schedule 3.20 hereto, there are no pending or, to the Knowledge of the Sellers, threatened actions affecting the Intellectual Property. Except as set forth in Schedule 3.20 hereto, to the Knowledge of the Sellers, no third party is currently infringing or otherwise violating any of the Intellectual Property. Schedule 3.20 hereto lists all notices or claims currently pending or received by State or any of the Subsidiaries which claim infringement by State or any of the Subsidiaries of any third party intellectual property rights, including, but not limited to, domestic or foreign patents, patent applications, patent licenses and know-how licenses, trade names, trademark registrations and applications, service marks, copyrights, copyright registrations or applications, trade secrets, domain names or other confidential proprietary information. Except as set forth in Schedule
3.20 hereto, there is no reasonable basis upon which any claim may be asserted against State or any of the Subsidiaries for infringement or misappropriation of any third party intellectual property rights, including, but not limited to, domestic or foreign patents, patent applications, patent licenses and know-how licenses, trade names, trademark registrations and applications, trademarks, service marks, copyrights, copyright registrations or applications, trade secrets, domain names or other confidential proprietary information. All patents, registrations and certificates issued by any governmental authority relating to any of the Intellectual Property, and all applications therefor, and all licenses and other agreements pursuant to which State or any of the Subsidiaries use any of the Intellectual Property, are valid and subsisting and have been properly maintained, and none of State, the Subsidiaries or, to the Knowledge of the Sellers, any other Person is in material default or violation thereunder.

     3.21 Bank Financing Through Bank of America. The Corporations have delivered a copy to Purchaser of all documents reflecting the financing provided to the Corporations through Bank of America, N.A., as Agent, and have informed Purchaser that the transactions contemplated hereby will constitute a default thereunder. Schedule 3.21 sets forth the amount of indebtedness of the Corporations under the Credit Facility as of the dates set forth on such Schedule. Except as set forth on Schedule 3.21, the Corporations have no indebtedness to any Person for money borrowed other than under the Credit Facility. The Corporations currently have no eurodollar rate loans outstanding under the Credit Facility. Further, Purchaser has been informed by the Corporations that the Corporations are subject to the Swap Agreements in connection with such financing, and all documentation reflecting such Swap Agreements has been provided to Purchaser.

     3.22 Compliance with Law. Other than as disclosed elsewhere in this Agreement and the schedules hereto, the business of the Corporations has been conducted in accordance and in compliance with, and none of the Corporations are in violation of, any law, statute, ordinance rule or regulation, order, judgment, writ, injunction or decree, in each case, or any federal, state or local government or instrumentality or agency thereof or any court or other similar body, including without limitation all laws, rules regulations and other requirements relating to antitrust, consumer protection, employment, employment practices, employment benefits, environmental, equal opportunity, health, occupational safety, pension, securities, and written affirmative action plans, except for instances of noncompliance where neither the costs and penalties associated with noncompliance nor the costs associated with rectifying the noncompliance, individually or in the aggregate with those associated with other instances of noncompliance subject to this exception, have or will have a material adverse effect on the operation or business of the Corporations.

     3.23 Powers of Attorney. Except as set forth on Schedule 3.23 attached hereto and made a part hereof, no person holds any tax or other power of attorney from any of the Corporations with respect to any matter.

     3.24 Corporate Records. Except as disclosed in Section 3.12 hereof and
Schedule 3.12 hereto, the books of account and other financial records of each of the Corporations are each true, correct and complete, and accurately reflect the operations of the business and financial condition of each of the Corporations and the net worth and book value of their properties. All other corporate records of each of the Corporations furnished to the Purchaser pursuant to this Agreement, are true, correct and complete in all material respects.

     3.25 Customers. Except as disclosed on Schedule 3.25 attached hereto and made a part hereof, to the Knowledge of the Sellers, since January 1, 2001 no customer or distributor to whom the Corporations had in excess of $5,000,000 of gross sales during 2000 has provided any written or other notice to any of the Corporations that such customer or distributor (a) has materially reduced, or will materially reduce, purchases of products from any of the Corporations, (b) has ceased, or will cease, to purchase products from any of the Corporations or
(c) has sought, or is seeking, to materially reduce the price it will pay for products of any of the Corporations by an amount which would adversely affect annual gross margin on sales to such customer in the amount of $1,000,000 or more. To the Knowledge of the Sellers, since January 1, 2001 no customer or distributor to whom the Corporation had in excess of $5,000,000 of gross sales during 2000 has provided any written or other notice to any of the Corporations that such customer or distributor will not continue to purchase products from any of the Corporations after the Closing on terms and conditions substantially the same as those prevailing during the last twelve months. Without limiting the foregoing, since January 1, 2001 there has been no material change to the terms and conditions of sales of the Corporations' products to the four wholesale customers of the Corporations to which the Corporations sold the greatest dollar volume of sales in 2000.

     3.26 Product Warranty and Product Liability. Schedule 3.26 contains a true, correct and complete copy of the Corporations' standard warranty or warranties for sales of the Products being manufactured or sold as of the date of this Agreement, and except as expressly identified on Schedule 3.26 hereto, there are no warranties, deviations from standard warranties, commitments or obligations with respect to the return, repair or replacement of the Products that may result in warranty expense materially different from what the Corporations have experienced to date. Schedule 3.26 sets forth the estimated aggregate annual cost to the Corporations of performing warranty obligations for customers for each of the three (3) preceding fiscal years and the current fiscal year to the date of June 30, 2001. Since January 1, 1999, there has been no change in Product materials, design or manufacturing technique that may result in warranty expense materially different from what the Corporations have experienced to date. Except as set forth on Schedule 3.26, since January 1, 1999, the Corporations have not made voluntary concessions or payments not charged to warranty expense as an accommodation to customers that have claimed a Product is defective exceeding $25,000 in each case. Except as set forth on Schedule 3.26, there are no defects in design, construction or manufacture of the Products that are likely to result in product liability and/or product warranty expense materially different from what the Corporations have experienced to date or create an unusual risk of injury to persons or property. Except as set forth on Schedule 3.26, none of the Products manufactured and sold since January 1, 1995, has been the subject of any replacement, field fix, retrofit, modification or recall campaign, and to the Knowledge of the Sellers, no facts or conditions exist that could reasonably be expected to result in such a recall campaign. The Products have been designed and manufactured so as to meet and comply with all governmental standards and specifications in effect at the time of the sale of such Products. The Products have received all governmental approvals necessary to allow their sale and use which were in effect at the time of such sale. To the extent required by law or a customer, all Products currently offered by the Corporations have been certified or approved by Underwriters Laboratories, the American Water Works Association, ANSI or other requisite independent party or the analogous foreign body, as the case may be. The term "Products" means any and all products currently or at any time previously designed, manufactured, distributed or sold by the Corporations, or by any predecessor of any of the Corporations (including through the acquisition of assets) since January 1, 1991.

     3.27 Affiliates Relationships to the Corporations.

          (a) Contracts and Transactions With Affiliates. All leases, contracts, agreements or other arrangements currently in effect and, since January 1, 1999, transactions between the Corporations and any Affiliate or Stephens, Inc. other than those involving employee compensation, benefits, and expense reimbursements incurred or paid in the ordinary course of business, are described on Schedule 3.27(a).

          (b) No Adverse Interests. Other than the ownership in less than 5% of the stock of a publicly traded company, no Affiliate has any direct or indirect interest in (i) any entity which does business with the Corporations or is competitive with the Corporations' businesses, or (ii) any property, asset or right which is used by the Corporations in the conduct of their businesses.

          (c) Obligations. Except for employee compensation, benefits and expense reimbursements incurred or paid in the ordinary course of business, all obligations of any Affiliate or Stephens, Inc. to the Corporations, and all obligations of the Corporations to any Affiliate and Stephens, Inc., are listed on Schedule 3.27(c).

     3.28 Assets Necessary to Business. The property, assets and rights the Corporations will have immediately after the Closing comprise all property, assets and rights, tangible and intangible material to the conduct of the business of the Corporations as presently conducted and are adequate to conduct the business of the Corporations on a basis consistent with past practice.

     3.29 Accounts Receivable. Except as set forth in Items 3 and 4 of Schedule 3.29, all accounts receivable of the Corporations (a) reflected on the Current Financial Statement, (b) reflected on the unaudited consolidated balance sheet of the Corporations as of July 28, 2001 attached as Schedule 3.29 hereto (the "July Balance Sheet"), and (c) as incurred in the normal course of business since the date thereof, represent arm's length sales actually made in the ordinary course of business; are collectible (net of the reserve for doubtful accounts shown (i) in the case of clause (a) above, on the Current Financial Statement, (ii) in the case of clause (b) above, on the July Balance Sheet, (iii) in the case of clause (c) above as to receivables in existence on the date of this Agreement, on the July Balance Sheet, and (iv) in the case of clause (c) above as to receivables not in existence on the date of this Agreement, on each recent interim financial statement delivered to Purchaser) in the ordinary course of business without the necessity of commencing legal proceedings; are subject to no counterclaim or setoff; and are not in dispute.
Schedule 3.29 contains an aged schedule of accounts receivable as of June 30, 2001.

     3.30 Sears Contract. Schedule 3.30 hereto sets forth an outline of the principal commercial terms of State's new agreement with Sears to retain Sears' business through December 31, 2004 (the "New Sears Terms") as renegotiated through the date of this Agreement, a comparison of such terms with those of the current agreement and a summary of the annual impact of the New Sears Terms on margins of the Corporations, which outline is true and correct.

     3.31 Survival of Representations and Warranties. The representations and warranties of Sellers made herein are subject to the provisions of Section 5.11 hereof and shall survive the Closing for a period of one (1) year, except that the representations contained in Sections 3.17 and 3.18 hereof shall survive until the expiration of the applicable statute of limitations with respect to Claims made thereunder and the representations contained in Section 3.2 hereof shall not expire.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to Sellers as follows (it being agreed that the following representations and warranties shall be deemed to have been made on the date hereof and, subject to Section 5.12 hereof, the date of Closing):

     4.1 Organization and Standing of Purchaser. Purchaser is a corporation, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly qualified to do business as a corporation in all states in which, because of Purchaser's activities conducted in such states, qualification is required.

     4.2 Authorization and Enforceability. Purchaser has full capacity, power and authority to enter into this Agreement and the Ancillary Agreements and to carry out the transactions contemplated by this Agreement and the Ancillary Agreements. This Agreement and the Ancillary Agreements have been duly authorized by Purchaser and no other corporate acts or proceedings on the part of Purchaser are necessary to authorize the execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements. When executed and delivered by all parties hereto, this Agreement and the Ancillary Agreements shall be binding upon Purchaser and enforceable against Purchaser in accordance with their respective terms.

     4.3 No Consents. Except as set forth on Schedule 4.3 attached hereto, no consent, declaration, filing or approval or authorization of, or registration with, any Governmental Authority or any other Person is required to be obtained by Purchaser in connection with the execution and delivery of this Agreement and the Ancillary Agreements by Purchaser, or the consummation by Purchaser of the transaction contemplated hereby or thereby.

     4.4 Litigation. There is no suit, action, proceeding, claim, investigation, or inquiry pending, or to Purchaser's knowledge, threatened against any of the properties or assets of Purchaser or to which Purchaser is or may become a party, and Purchaser is not subject to any judgment, order, writ or injunction of any Governmental Authority and, to the best of Purchaser's knowledge, there is no factual basis upon which any such suit, action, proceeding, claim, investigation or inquiry could be asserted or based, the effect of any of which would adversely affect the consummation of the transaction contemplated hereby.

     4.5 Brokers' Fees. Except as disclosed on Schedule 4.5 hereto, Purchaser has not incurred any liability for brokers' fees, finders' fees, agents' commissions, financial advisory fees, or other similar forms of compensation in connection with this Agreement or any transaction contemplated by this Agreement. Purchaser shall have liability to the Persons listed on Schedule 4.5 for brokers' fees, finders' fees, agents' commissions, financial advisory fees, or other similar forms of compensation in connection with this Agreement or any transaction contemplated by this Agreement.

     4.6 Survival of Representations and Warranties. The representations and warranties of Purchaser made herein and in any instrument delivered by or on behalf of Purchaser herewith shall be true and correct as of the Closing and shall survive the Closing for a period of one (1) year.

                                    ARTICLE 5
                         OTHER COVENANTS AND AGREEMENTS

     5.1 No Obstruction of Purpose. No party shall take any action which would cause or tend to cause the conditions upon the obligations of the parties hereto to effect the transaction contemplated hereby not to be fulfilled, including, without limitation, taking any action, condition or thing which would cause the representations and warranties made by such party herein not to be true, correct and accurate in all material respects as of the date of Closing.

     5.2 Fulfillment of Conditions. Each party shall take all commercially reasonable steps which are within its power to cause to be fulfilled those of the conditions precedent to the obligations of the other parties to consummate the transaction contemplated hereby which are dependent upon the actions of it. Each party shall cooperate with the efforts of the other parties to obtain such consents, declarations, filings, approvals, authorizations, registrations and waivers as contemplated or required by this Agreement.

     5.3 Current Information. Prior to the Closing, each party shall advise the other parties in writing as soon as practicable after it becomes known to such party:

          (a) of the occurrence of any event that renders any of the representations or warranties of such party set forth herein inaccurate in any material respect;

          (b) that any representation or warranty of such party set forth herein was not accurate in all material respects when made; and

          (c) of the failure of such party to comply with or accomplish any of the covenants or agreements set forth herein in any material respect.

     5.4 Business Operations. The Corporations will operate their respective businesses prior to Closing, in all material respects, in accordance with their respective current methods of transacting business and shall use their commercially reasonable efforts to preserve the rights and franchises of the Corporations and the goodwill of employees, suppliers, customers and others having significant business dealings with them. The Corporations will maintain all of the insurance in effect as of the date hereof through their respective expiration dates and will use their reasonable best efforts to replace or continue such insurance on such commercially reasonable terms as may then be available. The Sellers and the Corporations make no representations as to the availability or cost of such replacement or continuation insurance. The Corporations will use, operate, maintain and repair all property of the Corporations in a normal business manner.

          The Corporations will not, except as described in Section 5.16 hereof, between the date of this Agreement and the Closing:

          (a) Issue any stock, bonds, debentures, warrants, options or other securities or become subject to any obligation to issue any such securities;

          (b) Declare, set aside or make any dividend payment or any other payment or distribution to the Sellers or the Beneficiaries;

          (c) Sell, assign, transfer or otherwise dispose of, mortgage, pledge, or subject to lien or any other encumbrance any of their respective assets except inventory items and other items of personal property in the ordinary course of business;

          (d) Incur any additional indebtedness outside of the ordinary course of business, make any loans, advances or guaranties to any Person outside of the ordinary course of business or incur any eurodollar rate loans outstanding under the Credit Facility;

          (e) Amend their respective Charters or Bylaws;

          (f) Change their accounting methods;

          (g) Increase the annual compensation or other benefits or pay a bonus outside of the ordinary course of business to, or enter into any employment agreements with, any employees of the Corporations;

          (h) Adopt any new employee benefit plan or materially change any existing Plan;

          (i) Enter into or modify or amend any Contract with any Affiliate;

          (j) Except with the prior consent of the Purchaser, which consent will not be unreasonably withheld (except that no specific pricing information will be revealed to Purchaser), terminate or modify in any material respect the Corporations' relationships with their customers or distributors or enter into, terminate or amend in any material respect any Contract with customers or distributors except in the ordinary course of business and consistent with past practice. For purposes of this subsection (j), the term "Contract" shall have the meaning set forth in Section 1.4 hereof, except that $100,000 shall be substituted in lieu of $10,000;

          (k) Except with the prior consent of the Purchaser, which consent will not be unreasonably withheld, enter into, terminate or amend in any material respect any Contract except in the ordinary course of business and consistent with past practice and except for such new Contracts or amendments to Contracts the effect of which could reasonably be expected to be advantageous to the margins and profitability of the Corporations. For purposes of this subsection
(k), the term "Contract" shall have the meaning as set forth in Section 1.4(k) hereof, except that $100,000 shall be substituted in lieu of $10,000 and the term shall not include the relationships described in Section 5.4(j) hereof;

          (l) Except with the prior consent of the Purchaser, which consent will not be unreasonably withheld, enter into any settlement agreements regarding any pending or threatened litigation which settlement requires a payment in excess of the amount of $100,000; or

          (m) State shall not make payments to the claimants that filed claims pursuant to the proposed settlement in the Fain Litigation without the consent of Purchaser, which consent will not be unreasonably withheld.

     5.5 Financial Statements. The Corporations will provide Purchaser, as soon as practicable, copies of all of their interim monthly financial statements that are prepared by them in the ordinary course of their business prior to the Closing.

     5.6 Further Assurances. From time to time after the Closing, each party shall execute and deliver such documents, instruments and certificates as the other parties hereto may reasonably request to more effectively vest, confirm and evidence in Purchaser title to or rights in and to any of the Shares and to otherwise carry out the purpose and intent of this Agreement.

     5.7 Requests for Approvals. Each party shall (a) promptly file or submit and diligently prosecute any and all applications or notices with any and all Governmental Authorities and all other requests for consents, declarations, filings, approvals, authorizations, or registrations from any Governmental Authority or any other Person, the filing or granting of which is necessary for the consummation of the transaction contemplated hereby, and (b) provide such other information and communications to such parties as they may reasonably request in connection therewith. Each party will provide prompt notification to the other parties when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise the other parties of any communications (and, unless precluded by law, provide copies of any such communications that are in writing) with any of such parties regarding the transaction contemplated by this Agreement.

     5.8 HSR Act. Each party shall submit all applications, forms or notices ("HSR Forms"), if any, necessary to be submitted by such party to the appropriate Governmental Authorities on or before the tenth (10th) day following the execution of this Agreement. Each party shall comply at the earliest practicable date with any request for additional information received from the other parties or from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and shall cooperate with the other parties in connection with the filing by or on behalf of such other parties of the HSR Forms required to be filed by such other parties with respect to the transaction contemplated by this Agreement and in connection with resolving any investigation or other inquiry concerning the transaction contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general. The parties agree that they will use their respective reasonable best efforts to obtain the approval of the transaction contemplated hereby from the Federal Trade Commission and the Antitrust Division of the Department of Justice. Such reasonable best efforts shall include, but not be limited to, responding to a "Second Request for Information" and pursuing HSR approval through the injunction stage; provided, however, that nothing in this Section
5.8 shall require that Purchaser divest, sell or hold separate any of its or the Corporations' assets, businesses or properties or enter into a consent decree or assume any other obligations with respect to the ongoing operations of Purchaser and/or the Corporations. To the extent the provisions of Sections 5.7 or 5.9 are inconsistent with this Section 5.8, this Section 5.8 shall govern with respect to matters discussed in this Section 5.8.

     5.9 Consents. Sellers shall use their reasonable business efforts to take, and cause to be taken, all actions and to do, and cause to be done, all things necessary, proper or advisable under applicable laws, to obtain prior to Closing all authorizations, consents and waivers (the "Consents") required to be obtained by Sellers or the Corporations pursuant to Section 3.9 hereof. Failure of Sellers to obtain any such Consents shall not be a default by Sellers. Purchaser shall use its reasonable business efforts to take, and cause to be taken, all actions and to do, and cause to be done, all things necessary, proper or advisable under applicable laws, to obtain prior to Closing all Consents required to be obtained by Purchaser pursuant to Sections 4.3 hereof. Failure by Purchaser to obtain any such Consents shall not be a default by Purchaser hereunder. Each party shall use its reasonable business efforts to assist and cooperate with the other parties in their efforts to obtain such Consents. Each party agrees to keep the other parties fully informed with respect to such efforts.

     5.10 Tax Responsibility. The following provisions shall govern the allocation of responsibility as between Purchaser and Sellers for certain tax matters:

          (a) Tax Periods Ending on or Before the Closing. Between the date of this Agreement and the Closing, Ocelot shall prepare and file, or cause the Corporations to prepare and file, on a timely basis all Tax Returns that are required to be filed by the Corporations prior to the Closing (taking into account any extensions of time to file). Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Corporations for all periods ending on or prior to the Closing that are filed after the Closing (other than income (or franchise) Tax Returns with respect to periods for which a consolidated, unitary or combined income (or franchise) Tax Return of Ocelot will include the operations of the Corporations).

          (b) Tax Periods Beginning Before and Ending After the Closing. Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Corporations for Tax periods that begin before the Closing and end after the Closing. Purchaser and the Corporations will take no position on such returns that would adversely affect Ocelot or the Shareholders after Closing.

          (c) Consolidated Returns for Periods Through the Closing.

               (i) Within ten (10) days after the date hereof, Ocelot shall appoint State as agent for those Tax years the Corporations were members of the Ocelot consolidated or combined groups pursuant to and in accordance with Treas. Reg. ss. 1.1502-77 (and pursuant to any similar state law or administrative rule) (the "Tax Agent"). Ocelot shall use its best efforts to obtain approval of the Tax Agent by the IRS (and any applicable state Tax authority) prior to the Closing. Ocelot shall allow Purchaser and its counsel to review and comment on the application for such appointment in advance of filing with the IRS (and any applicable state Tax authority) and to participate in any discussions with the IRS (and any applicable state Tax authority) related thereto.

               (ii) If the IRS (or any applicable state Tax authority) does not approve the Tax Agent prior to or at the Closing, then Ocelot shall not terminate its existence within the meaning of Treas. Reg. ss. 1.1502-77 (or any similar state law or administrative rule) until the earlier of such time as (A) the IRS (and any applicable state Tax authority) has approved the Tax Agent or
(B) Ocelot has received and paid to Purchaser in accordance with Section 5.10(g) all Tax refunds listed on Schedule 3.17 and any Tax refunds and reductions in Tax liability arising from the 2001 (and 2002 if the Closing occurs in 2002) Ocelot federal (and state) consolidated (or combined) income (or franchise) Tax Returns in which Ocelot will include the operations of the Corporations ("Consolidated Returns") or, in the event Ocelot has not received any such Tax refund or reduction in Tax liability, all administrative and judicial proceedings with respect to all such Tax refunds or reductions in Tax liability have been finally settled by an administrative or judicial decision from which no appeal can be taken or the time for taking any such appeal has expired.

               (iii) To the extent the IRS or any applicable state Tax authority has approved the Tax Agent, the provisions of this Section 5.10(c)(iii) shall govern matters relating to the applicable Consolidated Returns. The Tax Agent will cause the Corporations to prepare and file on a timely basis the Consolidated Returns that are required to be filed by Ocelot had Ocelot not appointed the Tax Agent (taking into account any extensions of time to file). The Tax Agent shall also cause such returns to be reviewed by Lattimore, Black, Morgan & Cain, P.C., of Brentwood, Tennessee, or such other accounting firm as Purchaser and Ocelot mutually agree, at Ocelot's expense. Ocelot or its successors shall pay to the Tax Agent upon the filing of such

Consolidated Return any of Ocelot's Taxes (as hereinafter defined) as shown on the applicable Consolidated Returns and any reduction in Ocelot's Taxes from the utilization of any of the Corporations' Tax attributes. "Ocelot's Taxes" shall be determined by taking into account (A) any deferred income recognized as the result of the disposition of the Corporations under Treas. Reg. ss. 1.1502-13 and Treas. Reg. ss. 1.1502-14, (B) any excess loss accounts recognized under Treas. Reg. ss. 1.1502-19, (C) any other taxable income recognized by Ocelot on the sale of the Corporations, and (D) any other taxable income of Ocelot and any other corporation in the affiliated group other than the Corporations. The Tax Agent will include the income of the Corporations (including any deferred income triggered into income by Treas. Reg. ss. 1.1502-13 and Treas. Reg. ss. 1.1502-14 and any excess loss accounts taken into income under Treas. Reg. ss. 1.1502-19) on the applicable Consolidated Returns for all periods through and including the Closing. Ocelot will furnish all Tax information requested by the Tax Agent for inclusion in the applicable Consolidated Returns. The Tax Agent will allow Ocelot an opportunity to review and comment upon the applicable Consolidated Returns (including any amended returns) to the extent that they relate to Ocelot. The Tax Agent will take no position on such returns that relate to Ocelot that would adversely affect Ocelot or the Shareholders after the Closing. The income of the Corporations will be apportioned to the period up to and including the Closing and the period after the Closing by closing the books of the Corporations as of the end of the Closing.

               (iv) To the extent the IRS or any applicable state Tax authority has not approved the Tax Agent, then the provisions of this Section 5.10(c)(iv) shall govern matters relating to the applicable Consolidated Returns. The Corporations will prepare and Ocelot will file on a timely basis the applicable Consolidated Returns that are required to be filed by Ocelot (taking into account any extensions of time to file). Ocelot shall cause such returns to be reviewed by Lattimore, Black, Morgan & Cain, P.C., or such other accounting firm as Purchaser and Ocelot mutually agree, at Ocelot's expense. The Corporations shall pay to Ocelot upon the filing of such Consolidated Return the Corporations' Taxes as shown on the applicable Consolidated Returns, reduced by any reduction in Ocelot's Taxes by the utilization of any of the attributes of the Corporations upon the filing of such applicable Consolidated Return. The "Corporations' Taxes" as shown on a Consolidated Return shall be determined as if the Corporations filed a separate consolidated (or combined) income (or franchise) Tax return with State as the parent corporation instead of filing as part of the applicable Ocelot Consolidated Return. Ocelot or its successors will pay to Purchaser upon the filing of such applicable Consolidated Return any reduction in Ocelot's Taxes as shown on the applicable Consolidated Returns resulting from the utilization of any Tax attribute of any of the Corporations to the extent not used to reduce payment to Ocelot for the Corporations' Taxes. Ocelot will include the income of the Corporations (including any deferred income triggered into income by Treas. Reg. ss. 1.1502-13 and Treas. Reg. ss. 1.1502-14 and any excess loss accounts taken into income under Treas. Reg. ss. 1.1502-19) on the applicable Consolidated Returns for all periods through and including the Closing. Ocelot will allow Purchaser an opportunity to review and comment upon the applicable Consolidated Returns (including any amended returns) to the extent that they relate to the Corporations. Ocelot will take no position on such returns that relate to the Corporations that would adversely affect the Corporations after the Closing. The income of the Corporations will be apportioned to the period up to and including the Closing and the period after the Closing by closing the books of the Corporations as of the end of the Closing.

               (v) After the date hereof, Ocelot shall not enter into any transaction (whether by acquisition of equity interests, merger or otherwise) with any Person that would result in such Person becoming a member of the Ocelot affiliated group. Without limiting the provisions of Section 5.10(c)(ii), Ocelot shall not liquidate, dissolve, merge or enter into a transaction that otherwise terminates its existence within the meaning of Treas. Reg. ss. 1.1502-77 (or any similar state law or administrative rule) until the day after the Closing. Except as otherwise provided for in this Section 5.10(c), Ocelot shall prepare, or cause to be prepared, and file on a timely basis all Tax Returns that are required to be filed by Ocelot, including, without limitation, Form 966 (if Ocelot is liquidated for tax purposes), Form 1099s and separate federal and state income (and franchise) Tax Returns.

          (d) Cooperation on Tax Matters.

               (i) Purchaser, the Corporations and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, appeal, hearing, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information that are reasonably relevant to any such filing, audit, appeal, hearing, litigation or other proceeding and making employees, officers, accountants, auditors, representatives, and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Corporations and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Corporations relating to any taxable period beginning before the Closing until the expiration of the statute of limitations (and, to the extent notified by Purchaser or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, in the case of Purchaser and the Corporations, of which Purchaser has knowledge, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Corporations or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

               (ii) To the extent the IRS or any applicable state Tax authority has approved the Tax Agent, the Tax Agent shall allow Ocelot or its successor and its counsel to participate at its own expense in any audits of the applicable Ocelot consolidated or combined income (and franchise) Tax Returns to the extent that such returns relate to Ocelot. The Tax Agent will not settle any such audit in a manner that would adversely affect Ocelot or its successor after the Closing without the prior written consent of Ocelot or its successor, which will not be unreasonably withheld.

               (iii) To the extent the IRS or any applicable state Tax authority has not approved the Tax Agent, Ocelot shall allow the Corporations and their counsel to participate at their own expense in any audits of the applicable Ocelot consolidated or combined income (and franchise) Tax Returns to the extent that such returns relate to the Corporations. Ocelot will not settle any such audit in a manner that would adversely affect the Corporations after the Closing without the prior written consent of Purchaser, which will not be unreasonably withheld.

               (iv) Purchaser and Sellers shall, upon request, use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (e) Tax Sharing Agreements. All Tax sharing agreements or similar agreements with respect to or involving the Corporations shall terminate automatically as of the Closing and, after the Closing, the Corporations shall not be bound thereby or have any liability thereunder, and such agreements shall have no further effect for any tax year (whether the current year, a future year, or a past year).

          (f) Payment of Taxes. If, after Closing, Ocelot shall become liable for Taxes as a result of an audit by any governmental authority of the Corporations or the affiliated group of which they were a member prior to Closing (other than any Taxes attributable to any Person other than any of the Corporations), such Taxes shall be paid by the Purchaser. Notwithstanding the provisions of Section 9.5, the provisions of this Section 5.10 shall determine the party entitled to contest and defend all such audits or legal proceedings related to the foregoing Tax matters.

          (g) Tax Refunds. To the extent the IRS has not approved the Tax Agent,
(i) on or before September 30, 2001, Ocelot shall file IRS Form 1139, Corporation Application for Tentative Refund, to carry-back the approximately $8.4 million year 2000 product liability losses to the tax year ended January 2, 1994 and, if necessary, to any subsequent tax year; (ii) on or before the extended due date for filing the year 2001 Ocelot consolidated federal income Tax Return, the Corporations will prepare and Ocelot shall file IRS Form 1139, Corporation Application for Tentative Refund, to carry-back any Tax attribute of the Corporations to the earliest tax year possible; (iii) Ocelot shall allow Purchaser and its counsel to review such Form 1139 prepared by Ocelot in advance of filing with the IRS and shall not file such Form 1139s without the prior written consent of Purchaser, which will not be unreasonably withheld; (iv) Ocelot shall respond to any IRS inquiries relating to such Form 1139s, amended Tax Returns and refund claims on a timely basis so as not to delay receipt of any Tax refunds and allow Purchaser and its counsel to participate in any discussions with the IRS related thereto; and (v) Ocelot shall provide Purchaser at the Closing with a properly prepared and signed IRS Form 2848, Power of Attorney and Declaration of Representative, granting Purchaser's representatives authority to represent Ocelot, at Purchaser's expense, in Tax matters relating to such Form 1139s, amended Tax Returns and Tax refund claims resulting from carryback of any Tax attribute of the Corporations, which Power of Attorney and Declaration of Representative shall not be revoked by Ocelot or Shareholders. After Closing, any expenses attributable to preparing such Form 1139s and amended Tax Returns or attaining such Tax refunds shall be borne by the Corporations and the Purchaser. Prior to the Closing, Ocelot and the Corporations will use any Tax refund or reduction in Tax liability from the utilization of any Tax attribute of any of the Corporations, other than a reduction in Tax liability of any of the Corporations, to pay off outstanding balances under the Credit Facility when such refund is received or such reduction in Tax liability is realized by the Ocelot affiliated group. After the Closing, Ocelot or its successors will immediately pay to Purchaser any Tax refund received which results from a utilization of any Tax attribute of any of the Corporations by carryback or inclusion in the applicable Ocelot consolidated (or combined) Tax Return, whether prepared and filed by the Tax Agent or Ocelot, when such refund is received. Upon request by Purchaser from time to time, Ocelot or its successors shall provide Purchaser or its representatives access to all Tax returns and related books and records of Ocelot to enable Purchaser to confirm compliance with respect to the foregoing Tax matters.

          (h) Retention of Carryovers. Ocelot will not elect to retain any net operating loss carryovers, capital loss carryovers or tax credit carryovers of the Corporations under Treas. Reg.ss.1.1502-20(g).

     5.11 Supplements to Representations, Warranties and Schedules of Sellers, Beneficiaries, JRL and HWL. Sellers, Beneficiaries, JRL and HWL shall, from time to time after the date hereof and prior to the Closing, supplement or amend their representations and warranties contained in Article 3 (other than Section 3.2) and Article 10 hereof and the schedules attached to this Agreement other than Schedules 1.1, 5.13, 9.6 and 11.4; provided, however, that such supplements or amendments will not cure a breach which existed on the date this Agreement was executed.

     5.12 Supplements to Representations, Warranties and Schedules of Purchaser. Purchaser shall, from time to time after the date hereof and prior to the Closing, supplement or amend the representations and warranties of Purchaser contained in Article 4 and the schedules referred to in Article 4 with respect to any change in facts or circumstances arising after the date hereof which, if existing or occurring at the date hereof, would have been required to be disclosed in such representations, warranties or schedules. If information disclosed in a supplement or amendment to such representations, warranties or schedules materially and adversely varies from those set forth herein on the date of execution of this Agreement as a result of a change in facts or circumstances arising after the date hereof and materially affects the ability of Purchaser to consummate the transactions contemplated hereby, Purchaser shall not be deemed to be in default under this Agreement, but Sellers shall have the right to terminate this Agreement. In the event Sellers desire not to terminate this Agreement, this Agreement shall remain in full force and effect, such representations, warranties and schedules shall be deemed to be supplemented or amended by the information so disclosed, and Sellers shall be deemed to have accepted the representations, warranties and schedules, as supplemented or amended, at Closing.

     5.13 Payment of Credit Facility; Release from Liability. At Closing, Purchaser shall pay in full the Credit Facility and, if not previously paid by State , the amount due under the Swap Agreements.

          Purchaser shall use its best efforts to obtain at Closing the release of Sellers from all liabilities for obligations of the Corporations for indebtedness of the Corporations to Bank of America, N.A., as Agent, under the Credit Facility. Sellers shall use their best efforts to assist Purchaser in obtaining the release of Sellers from all such liabilities. At Closing, Purchaser shall use its best efforts to deliver to Sellers releases, certificates, instruments or other documents as Sellers may reasonably deem necessary or advisable in order to cause Sellers to be released from all such liabilities (the "Releases").

          Further, Ocelot is indebted to certain persons and entities (the "Subordinated Debtholders") enumerated on Schedule 5.13 hereto. The indebtedness to such Subordinated Debtholders is referred to as the "Subordinated Indebtedness." Ocelot, the Corporations, and the Subordinated Debtholders have entered into the agreements with Bank of America, N.A., as Agent prohibiting the payment of the Subordinated Indebtedness as set forth on Schedule 5.13 hereto. Purchaser shall use its best efforts to obtain at Closing the consent of Bank of America, N.A., as Agent, to the immediate payment by Ocelot to the Subordinated Debtholders of all amounts due and owing under the Subordinated Indebtedness. Sellers shall use their best efforts to assist Purchaser in obtaining such consent. At Closing, Purchaser shall use its best efforts to deliver to Ocelot and the Subordinated Debtholders such consents, terminations, certificates, instruments, releases or other documents as Ocelot and the Subordinated Debtholders may reasonably deem necessary or advisable in order to allow Ocelot to pay such Subordinated Indebtedness without violating the terms of the agreements with Bank of America, N.A., as Agent as set forth on Schedule 5.13 hereto (the "Subordinated Debt Releases").

     5.14 Tax Matters. Purchaser shall not make an election under Section 338(h)(10) of the Code with respect to the purchase of State Shares.

     5.15 Noncompetition and Confidentiality Agreements. Sellers, Beneficiaries, JRL and HWL severally agree that for a period of three (3) years from the date of Closing, they and each of them will not, directly or indirectly: (a) within the United States, become affiliated directly or indirectly as an officer, director, seller, owner, partner, consultant, or otherwise, with any individual, company or other business entity, in competition with the business of the Corporations as they exist on the date of Closing; (b) offer employment to an employee of the Corporations without the written consent of Purchaser, but the foregoing shall not prohibit solicitations to the public in general so long as employees of the Corporations are not offered employment; or (c) solicit the business of any customer of the Corporations that was a customer at any time during the two years prior to the Closing; provided, however, that this shall not prohibit any Seller from owning directly or indirectly shares not in excess of five percent (5%) of the outstanding voting shares of any publicly traded company. No Person bound by this Section 5.15 shall at any time subsequent to the Closing, except as explicitly requested by Purchaser, (i) use for any purpose, (ii) disclose to any person, or (iii) keep or make copies of documents, tapes, discs or programs containing, any confidential information concerning the Corporations. For purposes hereof, "confidential information" shall mean and include, without limitation, all Intellectual Property in which the Corporations have an interest, all customer lists and customer information, and all other information concerning the Corporations' processes, apparatus, equipment, packaging, products, marketing and distribution methods, not previously disclosed to the public directly by the Corporations. Each Person bound by this
Section 5.15 agrees that even though no separate consideration is set forth for their covenant not to compete contained herein, this Agreement as a whole shall constitute good and sufficient consideration, and each such Person acknowledges that Purchaser would not enter into this Agreement absent the provisions hereof. In the event of litigation involving the provisions of this Section 5.15, then, without limiting other rights of Purchaser and the Corporations, Purchaser and Corporations shall have the right to specific performance and other equitable relief. Monetary liability arising by virtue of a breach of this Section 5.15 shall be the personal and individual responsibility of the Person who has breached the provisions of this Section
5.15. If a court of competent jurisdiction ever determines that the covenant not to compete set forth herein is overly broad as to time or geographical scope, then such determination shall not invalidate this provision, but the parties agree that such court is to construe this Agreement as broadly as possible in favor of the Corporations and Purchaser with respect to the geographical scope and time limitation.

     5.16 State France. Purchaser recognizes that State is the majority owner of the stock of State France. State is attempting to dispose of State France (and its subsidiary) to a third party prior to Closing. If State disposes of State France prior to Closing, then the proceeds from the sale of State France shall enter into computation of the Purchase Price as set forth in Section 1.2(a)(i) hereof. If State fails to dispose of State France prior to Closing, then (a) prior to Closing State shall transfer all stock of State France to Ocelot or any other Person in order to remove State France from the ownership of State, and
(b) the Purchase Price as computed pursuant to Section 1.2(a)(i) hereof shall not change, but the Purchase Price described in Section 1.2(a)(ii) shall not be applicable. Notwithstanding the foregoing, the terms and conditions of any such disposition to a third party or transfer to Ocelot of State France shall provide that State shall not have any obligations, including, without limitation, indemnity obligations, or be required to take any actions, with respect to State France as a result of or after such disposition or transfer, and in no event shall such disposition or transfer be effected in a manner that would adversely affect the business of State as it is presently conducted.

          Prior to Closing, the Corporations shall not (a) transfer any of their respective assets to State France or its subsidiary, other than transfers for adequate consideration and in the ordinary course of business, or (b) assume any liabilities of State France or its subsidiary.

     5.17 General Releases. At the Closing, each Seller, each Beneficiary, JRL and HWL shall deliver general releases to Purchaser, in form and substance reasonably satisfactory to Purchaser and its counsel, releasing the Corporations and the directors, officers, agents and employees of the Corporations from all Claims to the Closing, except (a) as may be described in written contracts disclosed in any schedule to this Agreement and expressly described and excepted from such releases, and (b) in the case of persons who are employees of the Corporations, compensation for current periods expressly described and excepted from such releases. Such releases shall also contain waivers of any right of contribution or other recourse against the Corporations with respect to representations, warranties or covenants made herein by the Corporations. At Closing, the Corporations shall deliver to each Seller, each Beneficiary, JRL and HWL general releases in form and substance reasonably satisfactory to each Seller, Beneficiary, JRL and HWL releasing them from all Claims prior to Closing, except for Claims arising pursuant to this Agreement. At Closing, Sellers shall cause LTT to deliver a release to Purchaser in form and substance reasonably satisfactory to Purchaser and its counsel, releasing the Corporations from any liability under that certain engagement letter executed February 12, 2001, pursuant to which LTT became Chairman of the Board of Directors of State. Similarly, Ocelot and the Corporations shall deliver to LTT a release in form and substance reasonably satisfactory to LTT releasing LTT from any claims arising prior to the Closing resulting from or related to his service as a director of Ocelot and State pursuant to the above described engagement letter. Notwithstanding the above, the releases specified in this Section 5.17 shall in no way alter or modify the indemnification obligations of Ocelot or the Corporations to any Seller, Beneficiary, JRL, HWL or LTT for indemnification under state law, the charter or bylaws of the respective Corporations, or any policy of insurance maintained by the Corporations, to the extent such Seller or Beneficiary has served as an officer or director of Ocelot or any Corporation.

     5.18 Access to Information and Records. During the period prior to the Closing, the Sellers shall cause the Corporations to give Purchaser, its counsel, accountants and other representatives (i) access during normal business hours to all of the properties, books, records, contracts and documents of the Corporations for the purpose of such inspection, investigation and testing as Purchaser deems appropriate (and the Corporations shall furnish or cause to be furnished to Purchaser and its representatives all information with respect to the business and affairs of the Corporations as Purchaser may request); (ii) access to employees, agents and representatives for the purposes of such meetings and communications as Purchaser reasonably desires; and (iii) with the prior consent of the Corporations in each instance (which consent shall not be unreasonably withheld), access to vendors, customers, dealers, manufacturers of its machinery and equipment, and others having business dealings with the Corporations. Without limiting the foregoing, the Corporations shall give Purchaser access to all Owned Realty for the purposes of obtaining, at Purchaser's expense, title insurance commitments for, and surveys of, the Owned Realty, and for the purpose of performing a Phase II environmental investigation; provided, however, that no such access shall be permitted without the prior consent of the affected Corporation (which consent shall not be unreasonably withheld) and such access shall be conducted in such a manner as to avoid disruption of the ordinary business operation of the Corporations. Ocelot shall provide the title insurance company for such title insurance commitments with such nonimputation indemnities as the title insurance company may request for purposes of Purchaser obtaining a nonimputation endorsement. If Purchaser or the Corporations reasonably determine, with the advice of legal counsel, that the provision of any information under this Section 5.18 is reasonably likely to result in a violation of any law, rule or regulation applicable to the Corporations or Purchaser, then Purchaser shall be entitled to have a mutually agreeable third party (which agreement shall not be unreasonably withheld) review such information in accordance with procedures to which the parties mutually agree, which agreement shall not be unreasonably withheld.

     5.19 Management Agreement. State has accrued the management fees under the Amended and Restated Management Agreement dated October 9, 1991, as amended on September 14, 1994, between State and Ocelot (the "Management Agreement"), on a basis consistent with past practice through May 26, 2001. State will not accrue management fees thereafter. Ocelot shall not forgive State's obligations for such management fees through May 26, 2001. Purchaser, Ocelot and State agree that all such management fees owed by State to Ocelot through May 26, 2001 will be paid at Closing. Ocelot and State agree that such Management Agreement shall automatically terminate at the Closing.

     5.20 Insurance Matters. Prior to the Closing, Ocelot shall (a) request, and shall use its best efforts to cause, the insurer for each insurance policy under which the Corporations have coverage and under which Ocelot is currently the first named insured to assign such first named insurance status to State as of the Closing and (b) provide a copy of each such policy and the records relating thereto in its possession to Purchaser.

     5.21 Releases of Stephens and Seale. At Closing, Purchaser will execute a general release in favor of Stephens, Inc. and Seale & Associates, LLC, releasing such entities and their owners, directors, officers, agents and attorneys for liability associated with investment banking services rendered by such firms in connection with this transaction, such agreements to be in form and substance reasonably acceptable to Stephens, Inc. and Seale & Associates, LLC.

     5.22 Releases of Purchaser, Ocelot and Corporations. At Closing, Stephens, Inc. and Seale & Associates, LLC will execute a general release in favor of Purchaser, Ocelot and the Corporations, releasing such entities and their owners, directors, officers, agents and attorneys for liability associated with the transaction contemplated by this Agreement, such agreements to be in form and substance reasonably acceptable to Purchaser, Ocelot and the Corporations.

     5.23 No Obligation of Purchaser. Nothing in this Agreement shall be construed as creating an obligation of Purchaser to provide equity, credit, credit support, or credit enhancement to the Corporations or Ocelot prior to the Closing.

     5.24 Losses in Excess of Proposed Settlement. If, prior to Closing, (a) Corporations receive or wish to make a bona fide offer to settle any pending or threatened litigation ("Settlement Offer"), (b) Purchaser is given reasonable oral or written notice of the Settlement Offer considering the circumstances,
(c) Purchaser does not consent to the Settlement Offer (in which case Ocelot shall keep the Purchaser reasonably informed as to material developments with respect to such litigation and Purchaser shall have the right, at its expense, to participate in, but not control the defense of, such litigation), (d) Corporations' ultimate liability for all Losses connected with such pending or threatened litigation exceeds the amount for which Corporations requested such settlement consent, and (e) this Agreement is terminated other than pursuant to
Section 8.1(c) or Section 8.1(f) hereof (if such termination pursuant to Section 8.1(f) is due to breaches of representations or warranties of Sellers, the Beneficiaries, JRL or HWL made on the date hereof), on the date hereof, then Purchaser shall pay to Corporations and Ocelot within two (2) business days an amount equal to such Losses less the requested settlement amount.

     5.25 State Acceptance. State will continue to administer the activities of State Acceptance Corporation, a separate entity owned by JRL and HWL, in the manner it has done so previously; provided, however, that State Acceptance Corporation (a) will not enter into any further leases of equipment, (b) will pay State fees equal to State's cost for performing such administration (limited to State's reasonable allocation for any employee cost or other overhead expenses plus actual out-of-pocket expenses) so long as State is administering such activities and (c) shall enter into an agreement, reasonably satisfactory to Purchaser, at Closing pursuant to which State Acceptance Corporation shall agree to be bound by the provisions of this Section 5.25. All income generated by State Acceptance Corporation will be the property of State Acceptance Corporation. Purchaser shall not be liable to State Acceptance Corporation for any losses or damages of any type that may be suffered by State Acceptance Corporation as a result (either directly or indirectly) of the services provided by Purchaser under such agreement or any failure by State Acceptance Corporation to provide those services, unless any such losses or failure are due to the gross negligence or willful misconduct of Purchaser. PURCHASER DOES NOT MAKE ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE UTILITY OF THOSE SERVICES OR WHETHER ANY OF THOSE SERVICES WILL IN FACT BE SUFFICIENT TO MEET ANY BUSINESS NEEDS OF State ACCEPTANCE CORPORATION. WITHOUT LIMITATION, PURCHASER DOES NOT MAKE ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE WITH RESPECT TO THOSE SERVICES.

                                    ARTICLE 6
                      CONDITIONS TO OBLIGATIONS OF SELLERS

     The obligations of Sellers under this Agreement are subject to the satisfaction at or prior to the Closing (or the waiver thereof by Ocelot and the Representatives of the Shareholders) of each of the following conditions:

     6.1 Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date hereof and as updated pursuant to Section 5.12 hereof, on and as of the Closing.

     6.2 Performance. Purchaser shall have performed and complied, in all material respects, with all the covenants and agreements required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing.

     6.3 No Legal Bar. There shall not be in effect on the date of Closing any laws prohibiting or making illegal the consummation of the transaction contemplated by this Agreement.

     6.4 Payment of Purchase Price. Purchaser shall have delivered to Ocelot the Purchase Price, and to Bank of America, as Agent, the amount specified in
Section 5.13 hereof.

     6.5 Documents Delivered by Purchaser. Purchaser shall have delivered or caused to be delivered to Sellers:

          (a) Third Party Consents. All third party consents, declarations, filings, approvals, authorizations or registrations required to be obtained by Purchaser as contemplated by Sections 4.3, 5.7 and 5.9 hereof;

          (b) Authorizing Resolutions. Certified copies of resolutions of the appropriate governing authority of Purchaser, authorizing the consummation of the transactions contemplated by this Agreement;

          (c) Good Standing Certificate. A Certificate of good standing of Purchaser, recently certified by the appropriate Governmental Authority;

          (d) Releases. The Releases and the Subordinated Debt Releases as contemplated by Section 5.13 hereof and the general releases contemplated by
Section 5.21 hereof;

          (e) Opinions of Counsel. The opinions of outside counsel to Purchaser and Purchaser's general counsel in substantially the forms set forth in Exhibit 6.5(e); and

          (f) Compliance Certificate. A certificate signed by Purchaser that the representations and warranties of Purchaser contained in this Agreement, as updated pursuant to the provisions of Section 5.12 hereof, are true and correct in all material respects on and as of the Closing, and that Purchaser has performed and complied, in all material respects, with all the covenants and agreements required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing.

     6.6 Hart-Scott-Rodino Waiting Period. All applicable waiting periods relating to the HSR Act shall have expired.

                                    ARTICLE 7
                     CONDITIONS TO OBLIGATIONS OF PURCHASER

     The obligation of Purchaser under this Agreement to close the transaction is subject to the satisfaction at or prior to the Closing (or the waiver thereof by Purchaser) of each of the following conditions:

     7.1 Representations and Warranties. The representations and warranties of Sellers and Beneficiaries contained in this Agreement as supplemented or updated pursuant to Section 5.11 hereof shall be true and correct in all material respects.

     7.2 Performance. Sellers, Beneficiaries, JRL and HWL shall have performed and complied with in all material respects all the covenants and agreements required by this Agreement to be performed or complied with by them at or prior to the Closing.

     7.3 No Legal Bar. There shall not be in effect on the date of Closing any laws prohibiting or making illegal the consummation of the transaction contemplated by this Agreement.

     7.4 Documents Delivered by Sellers. Sellers, Beneficiaries, JRL and HWL shall have delivered or caused to be delivered to Purchaser:

          (a) Authorizing Resolutions. Certified copies of resolutions of the board of directors and shareholders of Ocelot authorizing the consummation of the transaction contemplated by this Agreement;

          (b) Good Standing Certificate. A certificate of existence of each Corporation, certified by the appropriate Governmental Authority;

          (c) Opinions of Counsel. The opinions of counsel to Ocelot, the Corporations, JRL, HWL and the Trusts in substantially the forms set forth in
Exhibit 7.4(c) hereto.

          (d) Stock Certificates. Certificates representing the State Shares, accompanied by (i) irrevocable stock powers or other instruments of transfer, duly executed in blank, (ii) all necessary stock transfer and documentary stamps attached, and (iii) such other documents as may be reasonably requested by Purchaser in order to effect the transfer of the State Shares to Purchaser; and

          (e) Resignations. The resignations of the officers and directors of the Corporations as Purchaser shall request.

          (f) Compliance Certificate. A certificate signed by each Seller that the representations and warranties of Sellers contained in this Agreement, as updated pursuant to the provisions of Section 5.11 hereof, are true and correct in all material respects on and as of the Closing, and that Sellers have performed and complied with in all material respects all the covenants and agreements required by this Agreement to be performed or complied with by them at or prior to the Closing, and a certificate signed by Beneficiaries and each of JRL and HWL, respectively, that the representations and warranties of Beneficiaries, JRL and HWL contained in this Agreement, as updated pursuant to the provisions of Section 5.11 hereof, are true and correct in all material respects on and as of the Closing, and that Beneficiaries, JRL and HWL have performed and complied with in all material respects all the covenants and agreements required by this Agreement to be performed or complied with by them respectively at or prior to the Closing.

          (g) General Releases. The general releases referred to in Sections
5.17 and 5.22 hereof, duly executed by the persons referred to in such Sections.

     7.5 Consents. Sellers shall have obtained all third party consents, declarations, filings, approvals, authorizations or registrations required to be obtained by Sellers as contemplated by Sections 5.7 and 5.9 hereof.

     7.6 Material Adverse Change. There shall not occur, beginning on the date of this Agreement and continuing through the Closing, any Material Adverse Change.

     7.7 Hart-Scott-Rodino Waiting Period. All applicable waiting periods relating to the HSR Act shall have expired.

     7.8 Absence of Litigation. No action, proceeding or litigation shall be pending seeking to enjoin, restrain or prohibit the transactions contemplated hereby, including, without limitation, under antitrust laws.

                                    ARTICLE 8
                                   TERMINATION

     8.1 Termination. This Agreement may be terminated and the transaction contemplated hereby may be abandoned at any time prior to the Closing:

          (a) By mutual written consent of Purchaser, Ocelot and the Representatives of the Shareholders;

          (b) By Ocelot and the Representatives of the Shareholders if (i) Purchaser defaults in the performance of its obligations under this Agreement, or (ii) the conditions specified in Sections 6.1, 6.2, 6.4, 6.5(b), 6.5(c) or 6.5(d) hereof (with respect, in Section 6.5(d), only to the general releases specified in Section 5.21 hereof) cannot be satisfied;

          (c) By Purchaser if (i) Sellers, Beneficiaries, JRL or HWL default in the performance of their obligations under this Agreement, or (ii) the conditions specified in Sections 7.1, 7.2 or 7.4 hereof cannot be satisfied;

          (d) By Ocelot and the Representatives of the Shareholders, if the conditions specified in Sections 6.3, 6.5(a), 6.5(d) (with respect, in Section 6.5(d), only to the Releases and the Subordinated Debt Releases specified in
Section 5.13 hereof) or 6.6 hereof cannot be satisfied;

          (e) By Purchaser, if the conditions specified in Sections 7.3, 7.5, 7.6, 7.7 or 7.8 hereof cannot be satisfied;

          (f) By Ocelot and the Representatives of the Shareholders or Purchaser if a Material Adverse Change occurs; provided, however, Ocelot and the Representatives of the Shareholders may not terminate this Agreement pursuant to this Section 8.1(f) on the basis of clause (iv) of the definition of Material Adverse Change; or

          (g) Automatically, if the Closing, through no fault of any party hereto, has not occurred as of February 28, 2002.

     8.2 Effect of Termination.

          (a) In the event this Agreement is terminated by Ocelot or the Representatives of the Shareholders pursuant to Section 8.1(b) hereof, Sellers shall be entitled to pursue all rights and remedies available to Sellers (with no minimum or maximum limitation) under applicable law to recover their actual losses.

          (b) In the event this Agreement is terminated by Purchaser pursuant to
Section 8.1(c) hereof, Purchaser shall be entitled to pursue all rights and remedies available to Purchaser (with no minimum or maximum limitation) under applicable law to recover its actual Losses; provided, however, that such rights and remedies may be pursued only against Ocelot and the Corporations, regardless of whether this Agreement is breached by Sellers, Beneficiaries,

JRL and/or HWL, and none of the Shareholders, Beneficiaries, JRL or HWL shall have any liability therefor.

          (c) If this Agreement is terminated by Purchaser pursuant to Section 8.1(f) hereof on the basis of clause (iv) of the definition of Material Adverse Change (i) due to willful breaches of representations and warranties of Sellers or Beneficiaries made on the date hereof, (ii) due to breaches of representations and warranties of Sellers set forth in Sections 3.2(a) and 3.2(b) or (iii) for any reason whatsoever if Sellers, Beneficiaries, JRL and/or HWL commence an action against Purchaser alleging a breach of Purchaser's obligations under this Agreement, then Purchaser shall be entitled to pursue all other rights and remedies available to Purchaser under applicable law to recover its actual Losses subject to the following: (A) such rights and remedies may be pursued only against Ocelot and the Corporations, regardless of whether this Agreement is breached by Sellers, Beneficiaries, JRL and/or HWL, and none of the Shareholders or Beneficiaries shall have any liability therefor; (B) for this purpose, Purchaser's Losses shall be limited to Purchaser's expenses, costs and fees incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, including without limitation, the HSR Act fee, fees and expenses of Purchaser's legal advisors, accountants and consultants and Purchaser's reasonable allocation for employee costs and other overhead expenses; and (C) Purchaser shall not be entitled to recover its Losses to the extent Sellers, Beneficiaries, JRL and/or HWL are successful on the merits in such an action against Purchaser, as evidenced by a final, non-appealable order or judgment issued by a court of competent jurisdiction.

          (d) In the event this Agreement is terminated pursuant to Sections 8.1(a), (d), (e), (f) (except as set forth in Section 8.2(c)) or (g) hereof, the parties shall have no further rights against one another.

     8.3 Election Not to Terminate.

          (a) By Sellers. Upon the occurrence of an event described in Sections 8.1(b), (d), or (f) hereof, if Ocelot and the Representatives waive the right to terminate this Agreement and proceed with the Closing, Purchaser shall not be deemed to be in default under this Agreement.

          (b) By Purchaser. Upon the occurrence of an event described in Sections 8.1(c), (e), or (f) hereof, if Purchaser waives its right to terminate this Agreement and proceeds with the Closing, Sellers shall not be deemed to be in default under this Agreement.

                                    ARTICLE 9
                                 INDEMNIFICATION

     9.1 Indemnification by Purchaser. Indemnification pursuant to this Section
9.1 shall only apply if Closing occurs. If Closing does not occur, Article 8 hereof provides the exclusive remedy of the parties. Subject to the limitations set forth in this Article 9, Purchaser shall indemnify, defend, and hold harmless Sellers against and in respect of any and all (a) claims, demands, suits, actions, proceedings and assessments, whether or not ultimately determined to be valid; (b) all losses, obligations, liabilities, damages, recoveries, judgments, awards, settlements, rulings, Taxes and deficiencies; and
(c) all costs and expenses, including interest, penalties, court costs, reasonable attorneys', consultants' and expert witnesses' fees, disbursements and expenses and other investigative costs, of investigating, defending or asserting any of the foregoing or of enforcing this Agreement (all such matters described in subsections (a), (b) and (c) above defined as "Losses"), that they incur or suffer which arise, result from, relate to or are based upon (i) any breach of representations and warranties (as supplemented or updated pursuant to Section 5.12 hereof) made by Purchaser in this Agreement or in any schedule, certificate, exhibit or any instrument to be furnished by Purchaser under this Agreement (ignoring, for purposes of determining the existence of any such breach or the amount of Losses with respect thereto, any "materiality" or similar qualifiers set forth in such representations and warranties); and (ii) failure by Purchaser to perform any of its covenants or agreements in this Agreement or in any schedule, certificate, exhibit or any instrument to be furnished by Purchaser under this Agreement (regardless of whether such failure is deemed "material").

     9.2 Indemnification by Sellers. Indemnification pursuant to this Section
9.2 shall only apply if Closing occurs. If Closing does not occur, Article 8 hereof provides the exclusive remedy of the parties. Subject to the limitations set forth in this Article 9, Sellers shall, jointly and severally, indemnify, defend, and hold harmless Purchaser and its directors, officers, employees and controlled and controlling persons and the Corporations against and in respect of any and all Losses that Purchaser and its directors, officers, employees and controlled and controlling persons and the Corporations shall incur or suffer, which arise, result from, relate to or are based upon (a) any breach of the representations and warranties made by Sellers or the Corporations solely in
Section 3.2 of this Agreement, whether on the date hereof as of the date hereof or at the Closing (ignoring, for purposes of determining the existence of any such breach or the amount of Losses with respect thereto, any "materiality" or similar qualifiers set forth in such representations and warranties); (b) failure by Sellers or, prior to the Closing, the Corporations to perform any of their covenants or agreements in Sections 5.6, 5.10(c), (d), (g) and (h), 5.15, 5.19, 10.3, 11.2, 11.4, 11.6 and 11.14 and Article 9 of this Agreement
(regardless of whether such failure is deemed "material"); (c) any Taxes of any Person other than any of the Corporations (i) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise; and (d) the disposition to a third party, or the transfer to Ocelot, of State France or otherwise relating to the business or liabilities of State France. Subject to the limitations set forth in this Article 9, Beneficiaries agree to jointly and severally indemnify, defend, and hold harmless Purchaser and its directors, officers, employees and controlled and controlling persons and the Corporations against and in respect of any and all Losses that Purchaser and its directors, officers, employees and controlled and controlling persons and the Corporations shall incur or suffer, which arise, result from, relate to or are based upon a breach of the representations and warranties contained in Section 10.1 hereof (as to Evalyn L. Sommers and Eric V. Lindahl), and Section 10.2 hereof (as to John R. Lindahl, Jr., Kent Lindahl, Sherry Lindahl and Jennifer Lindahl) and a breach of the covenants to which the Beneficiaries are bound under Section 10.4.

     9.3 Limitation of Liability. As specified in Section 5.15 hereof, any breach by any Seller or Beneficiary of the provisions of Section 5.15 hereof shall be recoverable only from the breaching Seller or Beneficiary.

     9.4 Time Limitation. The liability of Purchaser pursuant to Section 9.1 hereof and the liability of Sellers pursuant to Section 9.2 hereof for indemnification obligations shall be limited to a period of one (1) year following the Closing, except (a) Claims for indemnification pursuant to Section 9.2(a) or the last sentence of Section 9.2 in each case for breach of representations contained in Section 3.2, 10.1 and 10.2, and Claims for indemnification pursuant to Section 9.2(b) for breaches of the covenants contained in Sections 5.10(c), (g) and (h), Sections 5.19, 5.24 and 10.3 and
Article 9 and indemnification pursuant to the provisions of Section 9.2(c) hereof shall have no limitation; and (b) Claims for indemnification pursuant to
Section 9.2(b) for breaches of the covenants contained in Sections 5.10(d), 5.10(f), 5.15, 11.2, 11.4, 11.6 and 11.14 hereof and indemnification pursuant to the provisions of Sections 9.2(d) hereof may be made at any time within the statute of limitations for such underlying Claims.

          In no event shall a party be liable for indemnification to the other unless a valid claim for indemnification, setting forth with specificity the set of facts and circumstances giving rise to the alleged liability, shall have been set forth in writing and delivered to the other party or parties on or before the expiration of the applicable time periods set forth above.

     9.5 Procedure For Filing of a Claim Under Sections 9.1 or 9.2. Following notice by one or more parties to be indemnified (the "Indemnified Party") to the party from whom indemnification is sought (the "Indemnifying Party," which term shall include a Beneficiary if such Person has an indemnification obligation to pay Purchaser for a Claim pursuant to Section 9.6) that the Indemnified Party believes it is entitled to indemnification pursuant to the provisions of Sections 9.1 and 9.2 hereunder, as the case may be, for a claim, demand or proceeding made by any Person other than the parties hereto (referred to herein as a "Claim"), the Indemnifying Party shall be entitled, at its cost and expense, to contest and defend by all appropriate legal proceedings such Claim; provided, however, that notice of the intention to so contest shall be delivered by the Indemnifying Party to the Indemnified Party within thirty (30) days from the receipt by the Indemnifying Party of notice from the Indemnified Party of the assertion of such Claim in which notice of intention to defend the Indemnifying Party shall admit it has an indemnification obligation hereunder with respect to such claim, which will constitute the Indemnifying Party's obligation to pay directly all Losses incurred therewith. Any such contest of a claim may be conducted in the name and on behalf of the Indemnifying Party or the Indemnified Party, as may be appropriate. Such contest shall be conducted diligently by reputable attorneys employed by the Indemnifying Party reasonably acceptable to the Indemnified Party, and the Indemnifying Party shall keep the Indemnified Party fully informed with respect to such Claim and the contest thereof.

          Whether or not the Indemnified Party joins in any such contest, with or without separate counsel (such counsel to be at its own expense), the Indemnifying Party shall have full authority, in consultation with the Indemnified Party and its counsel, if any, to determine all action to be taken with respect thereto, provided, however, that the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise, or offer to settle or compromise any such Claim or demand on a basis which (a) would or could result in the imposition of a consent order, injunction or decree which would or could restrict the future activity or conduct of the Indemnified Party or (b) does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect to such Claim. Notwithstanding anything in this Section 9.5 to the contrary, (i) if there is a reasonable probability that such Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, or (ii) if the party asserting such Claim is a customer, distributor or sales representative of the Corporations, then the Indemnifying Party shall not have the right to contest, defend or settle such Claim; provided, however, that the Indemnified Party must contest, defend, and/or settle such Claim in a reasonable manner. If any Claim is asserted and the Indemnifying Party fails to contest and defend such Claim within a reasonable period of time after notice of any such Claim or has undertaken but abandoned such defense, the Indemnified Party (upon prior written notice to the Indemnifying Party) may take such action in connection therewith as the Indemnified Party deems necessary or desirable, including the contest, defense or settlement of such Claim or consent to the entry of a judgment with respect to such Claim, on behalf of and for the account and risk of the Indemnifying Party, and retention of attorneys, and the Indemnified Party shall be entitled to indemnification for reasonable attorneys' fees in connection with such events.

          If a Claim is made against any party, as the Indemnifying Party, the party making such Claim, as the Indemnified Party, agrees to cooperate with the Indemnifying Party and its counsel, including, at the Indemnifying Party's expense (limited, however, to the Indemnified Party's reasonable out-of-pocket expenditures), permitting reasonable access to books, records and employees in contesting any such claim which the Indemnifying Party elects to contest, or, if appropriate, in making any counterclaim against any Person asserting a Claim, or any cross-complaint against any Person concerning the Claim.

          The Indemnified Party agrees to use all reasonable efforts to afford the Indemnifying Party and its counsel the opportunity to be present at, and to participate in, conferences with all Persons, including Governmental Authorities, asserting any Claim against the Indemnified Party or conferences with representatives of or counsel for such Persons.

     9.6 Additional Procedure for Filing of a Claim Under Section 9.2. Claims for indemnification under Section 9.2 hereof that are not barred pursuant to
Section 9.4 hereof and as to which recovery is not limited in amount by Section 9.3(c) hereof may be made against the Sellers and Beneficiaries, and Sellers and Beneficiaries shall have an indemnification obligation to pay to Purchaser the amount of such Claims, subject to the limitations of Section 9.7 hereof.

     9.7 Other Limitations. Indemnification pursuant to Section 9.2 hereof shall be subject to the following further limitations:

          (a) Maximum Amount. In no event shall indemnification obligations of a Seller exceed the amount of the proceeds of the sale of State received by each Seller directly or indirectly from Ocelot with respect to such Seller's ownership of Ocelot Shares. Purchaser recognizes that, subject to Sections 5.10(c)(iii) and 5.10(c)(v), Ocelot will commence liquidation proceedings immediately after Closing and will distribute proceeds of the sale of State by Ocelot to the Shareholders. After such distribution, Purchaser may seek indemnification for Claims for indemnification under Section 9.2 hereof that are not barred pursuant to Section 9.4 hereof only from (i) the recipients of such proceeds from Ocelot and only to the extent of such proceeds received and/or (ii) Ocelot or its successor entity. With regard to the Herbert W. Lindahl, Jr. State Industries Trust, indemnification shall be the responsibility of such trust until such proceeds are distributed to the HWL Beneficiaries, after which indemnification shall be the responsibility of the HWL Beneficiaries to the extent each receives such proceeds. Prior to any such distribution, the HWL Beneficiaries shall have no indemnification obligations whatsoever under this Agreement. Furthermore, the indemnification obligations of such trust shall be reduced by the extent of such distributions. Before it distributes any of such proceeds to the HWL Beneficiaries or any other Person, the Herbert W. Lindahl, Jr. State Industries Trust shall provide to Purchaser (A) the name and current address of each Person to whom such trust will distribute such proceeds, the amount of such proceeds to be distributed to each such Person and the date(s) of the distribution(s) and (B) an agreement, in form reasonably satisfactory to Purchaser, executed by each Person to whom such trust will distribute such proceeds that is not an HWL Beneficiary that shall provide that such Person will be bound by the obligations of this Agreement as if such Person were an HWL Beneficiary for purposes of this Agreement. With regard to the John
R. Lindahl State Industries Trust, to the extent that such trust distributes such proceeds to the JRL Beneficiaries, indemnification shall not be the responsibility of such trust but shall be that of the JRL Beneficiaries to the extent each receives such proceeds from such trust. At the Closing, the John R. Lindahl State Industries Trust shall provide to Purchaser the name of each Person to whom such trust will distribute such proceeds, the amount of such proceeds to be distributed to each such Person and the date(s) of the distribution(s). Distributions of principal and income of the Trusts to the Beneficiaries shall be considered distribution of the proceeds of the sale of State for purposes of this Section 9.7(a). The limitations of this Section 9.7(a) shall not apply to indemnification obligations for a breach of Section
5.15 or for a breach of Sections 11.2, 11.4 or 11.14 by a Person other than Ocelot.

          (b) Joint and Several Limitation. Notwithstanding any other provision hereof, there shall be no joint and several indemnification obligation (only a several obligation) for a breach of a representation or warranty as to the ownership of Ocelot Shares (i) by the Sellers pursuant to Section 3.2(c) hereof,
(ii) by the HWL Beneficiaries under the first sentence that is a representation in Section 10.1 hereof, and (iii) by the JRL Beneficiaries under the first sentence that is a representation in Section 10.2 hereof.

          (c) Payment of Subordinated Indebtedness. Notwithstanding any other provision or term of this Agreement, Purchaser shall make no claim and have no right, directly or indirectly, with respect to the payment of the Subordinated Indebtedness to the Subordinated Debtholders by Ocelot from the proceeds of the sale of State Shares. Such payments shall not be available to Purchaser to satisfy any claim for indemnification under this Agreement.

                                   ARTICLE 10
                 SPECIAL PROVISIONS APPLICABLE TO BENEFICIARIES,
                                   JRL AND HWL

     The Beneficiaries, JRL and HWL execute this Agreement for the sole purpose of being bound to the following provisions:

     10.1 Representations of Beneficiaries of the Herbert W. Lindahl, Jr. State Industries Trust. Evalyn L. Sommers and Eric V. Lindahl (the "HWL Beneficiaries") represent and warrant to Purchaser as follows (it being agreed that the following representations and warranties shall be deemed to have been made on the date hereof and, subject to Section 5.11 hereof, on the date of Closing): The Herbert W. Lindahl, Jr. State Industries Trust owns, free and clear of all Liens, the shares of stock of Ocelot as specified on Schedule 3.2 hereto. Except as set forth on Schedule 3.2 hereto: (i) to the Knowledge of the HWL Beneficiaries, there are no other authorized or outstanding equity securities of Ocelot of any class, kind or character and there are no outstanding rights, contracts, rights to subscribe, conversion rights, exchange rights, warrants, options, calls, puts or other agreements or commitments of any character relating to the shares of Ocelot or any securities convertible or exchangeable or exercisable for any shares of the Ocelot Stock; (ii) there are no agreements or understandings among the shareholders of Ocelot with respect to the voting, sale or transfer of the shares of Ocelot on any matter; and (iii) there are no voting trusts, proxies, or any other agreements or understandings with respect to such shares. Each of the HWL Beneficiaries has full capacity, power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. This Agreement and the Ancillary Agreements have been duly authorized by each of the HWL Beneficiaries. When executed and delivered by all parties hereto, this Agreement and the Ancillary Agreements shall be binding upon each of the HWL Beneficiaries and shall be enforceable against them in accordance with their respective terms. Except as disclosed in Schedule 3.1(a) hereto, the execution and delivery of this Agreement and Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby, and the performance and fulfillment of their respective obligations and undertakings hereunder and thereunder by each of the HWL Beneficiaries will not, provided that the consents listed on Schedule 3.9 hereto are obtained, violate any provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of or accelerate or permit the acceleration of any performance required by the terms of, or give rise to any obligation to make a payment to any other Person under, any Contract to which any either of them is a party or by which either of them may be bound; any judgment, decree, writ, injunction, order or award of any Governmental Authority binding on either of them; or the governing trust instrument of the Herbert W. Lindahl, Jr. State Industries Trust. The only Beneficiaries of the Herbert W. Lindahl, Jr. State Industries Trust entitled or eligible to receive current distributions of income or principal of such Trust are set forth on Schedule 1.1 hereto.

     10.2 Representations of Beneficiaries of the John R. Lindahl State Industries Trust. John R. Lindahl, Jr., Kent Lindahl, Sherry Lindahl Lewis and Jennifer Lindahl (the "JRL Beneficiaries") represent and warrant to Purchaser as follows (it being agreed that the following representations and warranties shall be deemed to have been made on the date hereof and, subject to Section 5.11 hereof, on the date of Closing): The John R. Lindahl State Industries

Trust owns, free and clear of all Liens, the shares of stock of Ocelot as specified on Schedule 3.2 hereto. Except as set forth on Schedule 3.2 hereto:
(i) to the Knowledge of the JRL Beneficiaries, there are no other authorized or outstanding equity securities of Ocelot of any class, kind or character and there are no outstanding rights, contracts, rights to subscribe, conversion rights, exchange rights, warrants, options, calls, puts or other agreements or commitments of any character relating to the shares of Ocelot or any securities convertible or exchangeable or exercisable for any shares of the Ocelot Stock;
(ii) there are no agreements or understandings among the shareholders of Ocelot with respect to the voting, sale or transfer of the shares of Ocelot on any matter; and (iii) there are no voting trusts, proxies, or any other agreements or understandings with respect to such shares. Each of the JRL Beneficiaries has full capacity, power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. This Agreement and the Ancillary Agreements have been duly authorized by each of the JRL Beneficiaries. When executed and delivered by all parties hereto, this Agreement and the Ancillary Agreements shall be binding upon each of the JRL Beneficiaries and shall be enforceable against them in accordance with their respective terms. Except as disclosed in Schedule 3.1(a) hereto, the execution and delivery of this Agreement and Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby, and the performance and fulfillment of their respective obligations and undertakings hereunder and thereunder by each of the JRL Beneficiaries will not, provided that the consents listed on Schedule 3.9 hereto are obtained, violate any provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of or accelerate or permit the acceleration of any performance required by the terms of, or give rise to any obligation to make a payment to any other Person under, any Contract to which any of them is a party or by which any of them may be bound; any judgment, decree, writ, injunction, order or award of any Governmental Authority binding on any of them; or the governing trust instrument of the John R. Lindahl State Industries Trust. The only Beneficiaries of the John R. Lindahl State Industries Trust entitled or eligible to receive current distributions of income or principal of such Trust are set forth on Schedule 1.1 hereto.

     10.3 Agreement to be Bound by Certain Indemnification Provisions. Each Beneficiary agrees (a) to jointly and severally indemnify Purchaser for a breach of the representations and warranties contained in Sections 3.2, 10.1 and 10.2 hereof without regard to the limitations contained in Sections 9.3 and 9.4, and
(b) to be bound by the terms of Sections 9.2 and 9.6 hereof, to the extent that such sections apply to each such Beneficiary.

     10.4 Agreement to be Bound by Noncompete; Release. Each Beneficiary agrees that he or she:

          (a) is bound by the provisions of Section 5.15 hereof, and is bound by the remedies against each such Beneficiary for a breach of Section 5.15 hereof as such remedies are specified in Sections 5.15 and 9.3 hereof;

          (b) will deliver the general release described in Section 5.17 hereof; and

          (c) is bound by the provisions of Article 11 hereof.

     10.5 Agreement by JRL and HWL. JRL and HWL each agree to be bound by the terms of Sections 9.6, 5.15, and 5.17 and Article 11 hereof to the extent such section applies to each of them.

                                   ARTICLE 11
                                     GENERAL

     11.1 Binding Effect; Benefits; Assignment. No party may assign its rights or obligations hereunder without the express written consent of the other parties, which consent may be granted or withheld in such other parties' sole discretion. All of the terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the parties hereto and their respective successors and authorized assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies under or by reason of this Agreement, except as expressly indicated in this Agreement.

     11.2 Governing Law; Dispute Resolution; Submission to Jurisdiction;
Waivers.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof or otherwise.

          (b) In the event of any dispute or disagreement between Sellers, Beneficiaries, JRL and/or HWL, on the one hand, and Purchaser on the other hand as to the interpretation of any provision of, or the performance of obligations under, this Agreement (a "Dispute"), the Dispute, upon written request of either party, shall be referred to representatives of the parties for decision, with Purchaser being represented by a senior executive officer who has no direct operational responsibility for the matters contemplated by this Agreement and Sellers and/or Beneficiaries being represented by the appropriate Representative or Representatives. The Representatives and the representative of Purchaser specified on Schedule 11.2 hereto shall meet promptly, and in any event within twenty-five (25) days after reference of the Dispute to the Representatives and the representative of Purchaser specified on Schedule 11.2 hereto, in a good faith effort to resolve the Dispute. If the Representatives and the representative of Purchaser specified on Schedule 11.2 hereto do not agree upon a decision within thirty (30) days after reference of the Dispute to them, then the parties shall be free to exercise the remedies available to them under
Section 11.2(c) hereof.

          (c) If the parties have attempted negotiation in accordance with
Section 11.2(b) hereof and thirty (30) days have elapsed after reference of the Dispute to the Representatives, then any party may initiate mediation of the Dispute in accordance with this Section 11.2(c) by providing written notice to the other party or parties of the Dispute and requesting the use of a neutral mediator to mediate efforts to arrive at a resolution of the Dispute. Each of the parties shall promptly propose to the other parties by written notice one or more individuals to be mediator from a list of mediators provided by the Center for Public Resources and shall promptly disclose to the other party any circumstances known to it that would cause reasonable doubt regarding the impartiality of an individual under consideration as a mediator. The parties shall promptly act in good faith to select the mediator from such individuals by mutual agreement, and if the parties do not reach agreement within five (5) days after all parties have proposed mediators, the Center for Public Resources shall select the mediator from those under consideration who are impartial. The mediator's compensation will be determined at or before his or her appointment and shall be shared equally by the parties. The mediator shall conduct the mediation according to procedures that the mediator determines. The parties' efforts to reach a resolution of the Dispute through the mediation shall continue until such a resolution is reached or sixty (60) days elapse after a party initiates mediation of the Dispute, unless the parties agree in writing to extend the mediation beyond such sixty-day period. If the parties do not reach a resolution of the Dispute within such period, then the parties shall be free to exercise the remedies available to them under Section 11.2(d) hereof.

          (d) If and only if the parties have attempted mediation in accordance with Section 11.2(c) hereof and sixty (60) days have elapsed after a party initiates mediation, then each of the parties may commence litigation with respect to the Dispute in accordance with this Section 11.2(d); notwithstanding the foregoing, a party may commence (but not prosecute) litigation prior to such time if doing so is necessary to toll a relevant statute of limitations. Each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the U.S. District Court for the Western District of Tennessee sitting in the City of Memphis, Tennessee, over any suit, action or proceeding arising out of or relating to this Agreement. Without limitation of other means of service, each party hereto agrees that service of any process, summons, notice or document with respect to any action, suit or proceeding may be served on it in accordance with the notice provisions set forth herein. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such court has been brought in an inconvenient forum. Each party hereto agrees that a final judgment in any suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party is or may be subject, by suit upon such judgment. Each party hereto hereby waives its rights to a trial by jury of any claim or cause of action that relates to the termination of this Agreement or the obligations of the parties to consummate the transactions contemplated hereby at the Closing. Such waiver shall apply to any action, proceeding or other litigation of any type brought by any party against any other party, regardless of the basis of the claim or cause of action, dealing with the matters enumerated above, but shall not apply to any action, proceeding or other litigation not described above.

          (e) During negotiations or mediations pursuant to Section 11.2 hereof, the parties shall continue performance of this Agreement unless doing so would unnecessarily increase damages.

          (f) The requirements of negotiation and mediation under this Section
11.2 shall not prohibit a party from seeking injunctive relief from a court of competent jurisdiction in accordance with Section 11.2(d) hereof immediately following or in anticipation of an alleged breach of this Agreement by the other party.

     11.3 Public Announcements. At all times at or before the Closing, no party shall issue or make any reports, statements or releases to the public with respect to this Agreement or the transaction contemplated hereby without the prior written consent of the other parties, which consent shall not be unreasonably withheld, except that each party may issue a press release, acceptable to Ocelot, in the case of Purchaser's press release, and acceptable to Purchaser, in the case of Sellers' press release, concerning the transactions contemplated by this Agreement upon the execution of this Agreement. If any party is unable to obtain the approval of its public report, statement or release from the other parties and such report, statement or release is, in the opinion of legal counsel to such party, required by law, regulation or stock exchange rules in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other parties with a copy thereof. Notwithstanding the foregoing, the Sellers shall cause the Corporations to provide Purchaser access to, and facilitate meetings with, the employees of the Corporations for the purpose of making announcements concerning, and preparing for the consummation of, the transactions contemplated hereby. Each party shall also obtain the prior approval of the other parties with respect to any press release to be issued immediately following the Closing announcing the consummation of the transaction contemplated by this Agreement.

     11.4 Notices. All notices, requests, demands, and other communications to be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given as follows: (a) if personally delivered, when delivered; (b) if mailed by certified or registered mail (postage prepaid and return receipt requested), upon the date of receipt; (c) if shipped and receipted by express courier service (charges prepaid), upon receipt; or (d) if transmitted by telecopier or similar facsimile transmitter, the first business day on which the transmission is received (and sender shall bear the burden of proof of delivery):

     If to Ocelot and, prior to the Closing, the Corporations:

          AT THE ADDRESSES SHOWN ON SCHEDULE 11.4

     If to Shareholders or Beneficiaries:

          TO THE REPRESENTATIVES OF THE SAME IF SECTION 11.14 PROVIDES FOR THE UTILIZATION OF THE REPRESENTATIVES, OTHERWISE TO THE SHAREHOLDERS AND BENEFICIARIES AT THE ADDRESSES SHOWN ON SCHEDULE 11.4

     With a copy to:

          Larry T. Thrailkill, Esq.
          Thrailkill, Harris, Wood & Boswell, PLC
          5141 Virginia Way, Suite 240
          Brentwood, TN  37027
          Telephone: 615-376-3555
          Facsimile: 615-376-3016

and

     With a copy to:

          M. David Cox, Esq.
          Harwell, Howard, Hyne, Manner & Gabbert
          315 Deaderick Street, Suite 1800
          Nashville, TN  37238
          Telephone:  615-256-0500
          Facsimile:  615-251-1057

     If to JRL:

          Mr. John R. Lindahl
          2901 Hwy. 12 No.
          PO Box 40
          Chapmansboro, TN 37035
          Telephone:  615-792-5077
          Facsimile:  615-792-1693

     With a copy to:

          Larry T. Thrailkill, Esq.
          Thrailkill, Harris, Wood & Boswell, PLC
          5141 Virginia Way, Suite 240
          Brentwood, TN  37027
          Telephone: 615-376-3555
          Facsimile: 615-376-3016

     If to HWL:

          Mr. Herbert W. Lindahl
          118 Postwood Place
          Nashville, TN 37205
          Telephone:  615-352-8284
          Facsimile:  615-792-1521

     With a copy to:

          Larry T. Thrailkill, Esq.
          Thrailkill, Harris, Wood & Boswell, PLC
          5141 Virginia Way, Suite 240
          Brentwood, TN  37027
          Telephone: 615-376-3555
          Facsimile: 615-376-3016

     If to Purchaser and, after the Closing, the Corporations:

          Steve W. Rettler
          A. O. Smith Corporation
          11270 West Park Place
          P. O. Box 245008
          Milwaukee, WI  53224-9508
          Telephone: 414-359-4048
          Facsimile: 414-359-4198

     With a copy to:

          W. David Romoser, Esq.
          A. O. Smith Corporation
          11270 West Park Place
          P. O. Box 245009
          Milwaukee, WI  53224-9509
          Telephone: 414-359-4137
          Facsimile: 414-359-4143

     And to:

          Patrick G. Quick, Esq.
          Foley & Lardner
          777 East Wisconsin Avenue
          Milwaukee, WI  53202-5367
          Telephone: 414-297-5678
          Facsimile: 414-297-4900

Any party may change its address by prior written notice to the other parties.

     11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, all of which shall together constitute one and the same instrument. This Agreement may also be executed by signatures to facsimile transmittal documents in lieu of original or machine generated or copied documents.

     11.6 Expenses.

          (a) The Sellers, jointly and severally, shall pay, and shall indemnify, defend and hold Purchaser and the Corporations harmless from and against all expenses, costs and fees of their and the Corporations' legal, accounting, and other professional counsel incurred after July 31, 2001, including, without limitation, Thrailkill, Harris, Wood & Boswell, PLC; and Boult, Cummings, Conners & Berry, PLC in connection with the transactions contemplated hereby. The Sellers, jointly and severally, shall pay, and shall indemnify, defend and hold the Purchaser and the Corporations harmless from and against all expenses, costs and fees of their and the Corporations' investment banking firms incurred after May 26, 2001, including, without limitation, Seale & Associates, LLC and Stephens, Inc., in connection with the transaction contemplated hereby, other than out-of-pocket reimbursements paid thereafter as reflected on Schedule 11.6(a) hereto. For these purposes, any fees the payment of which is contingent upon the consummation of the transaction contemplated hereby shall be deemed incurred at the Closing.

          (b) The Sellers, jointly and severally, and Purchaser shall each pay 50% of the HSR Act fee.

          (c) Except as otherwise provided herein, each party shall pay its own respective expenses, costs, and fees incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

     11.7 Entire Agreement. This Agreement, and the schedules to this Agreement and the agreements referred to in this Agreement set forth the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supersede all prior agreements, arrangements, and understandings relating to the subject matter of this Agreement.

     11.8 Amendment and Waiver. This Agreement may be amended, modified, superseded, or canceled and any of the terms, covenants, representations, warranties or conditions of this Agreement may be waived only by a written instrument executed by Purchaser, Ocelot and the Representatives of the Shareholders; provided, however, that any amendment that would modify the Purchase Price or increase indemnification obligations must be executed by Purchaser, Ocelot, the Shareholders and the Beneficiaries and any amendment that would modify Article 10 or any provision to which Article 10 refers in a manner adverse to a Beneficiary or JRL or HWL must be executed by the Person adversely affected, or, in the case of a waiver, by or on behalf of the party waiving compliance. The failure of any party at any time to require performance of any provision of this Agreement shall not affect the right of that party at a later time to enforce the same. No waiver by any party of any condition or breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of the condition or of any breach of the term, covenant, representative or warranty or any other term, covenant, representation, or warranty set forth in this Agreement.

     11.9 Severability. Any provision, or clause thereof, of this Agreement that shall be found to be contrary to applicable law or otherwise unenforceable shall not affect the remaining terms of this Agreement, which shall be construed as if the unenforceable provision, or clause thereof, were absent from this Agreement.

     11.10 Headings. The headings of the sections and subsections of this Agreement have been inserted for convenience of reference only and shall not restrict or otherwise modify any of the terms or provisions of this Agreement.

     11.11 Confidential Information. This Agreement, the terms of the transaction contemplated hereby (including without limitation the Purchase Price), and any information heretofore or hereafter disclosed or obtained in connection with this Agreement concerning the business, operations, affairs or financial condition of any party hereto, shall be kept confidential, except as otherwise required by law or legal process (including without limitations filings and submissions required under the HSR Act) or stock exchange rules and except to the extent it (a) is or has been disclosed to any lender to the Corporations or Purchaser or the respective attorneys, accountants and financial advisors of any party hereto, (b) is or hereafter becomes lawfully obtainable from other sources or to the extent that such duty as to confidentiality is waived in writing by the party to whom the confidential information relates, or
(c) to the extent that Purchaser deems it necessary or appropriate to include information with respect to the Corporations or the transactions contemplated in this Agreement in a filing to be made with the Securities and Exchange Commission. Such obligations as to confidentiality shall survive termination or abandonment of this Agreement.

     11.12 Schedules. Provided the Sellers have used their reasonable best efforts to assure that information set forth in the schedules specifically refers to the Article and Section of this Agreement to which such information is responsive, any fact or item disclosed by Sellers on the face of any schedule to this Agreement shall be deemed disclosed on all other schedules to this Agreement to which such fact or item may reasonably apply so long as the applicability of the information to other schedules or sections of this Agreement is reasonably apparent from the information set forth on the face of the schedule. However, information set forth in any schedule to this Agreement shall not be deemed to have been disclosed with respect to any statement in any Article and Section of this Agreement that is not qualified by reference to a schedule to this Agreement.

     11.13 Equitable Relief. Each party agrees that any breach of the other party's obligations to consummate the sale and purchase of the State Shares at the Closing will result in irreparable injury to the non-breaching party for which a remedy of law would be inadequate and that, in addition to any relief at law that may be available to the non-breaching party for such breach and regardless of any other provision contained in this Agreement, the non-breaching party shall be entitled to injunctive and other equitable relief as a court may grant. This Section 11.13 shall not be construed to limit the non-breaching party's right to obtain equitable relief for other breaches of this Agreement under general equitable standards.

     11.14 Representative for Parties Other Than Purchaser. With respect to any Claim or Dispute arising under this Agreement after Closing, and the other matters set forth in this Section 11.14, the following persons shall have the authority to represent, act on behalf of, and bind the Sellers, Beneficiaries, JRL and HWL depending upon the type of Claim or Dispute or other matter:

          (a) As to a Claim or Dispute involving equitable relief and any Claim or Dispute arising under the non-compete and confidentiality obligations described in Section 5.15 hereof, no person shall represent any offending party, and Purchaser must deal directly with such offending party.

          (b) As to a Claim or Dispute for which the Purchaser will proceed against a Seller, then Douglas A. Martin shall represent the Stephens Group and Brooke Wade shall represent the Canadian Group. No one shall represent any other party against whom Purchaser seeks recovery or with whom Purchaser has a controversy, and Purchaser must deal directly with such party.

          (c) As to other matters involving this Agreement, including, without limitation, amending this Agreement in accordance with Section 11.8 hereof or terminating this Agreement in accordance with Section 8.1 hereof; waiving compliance with conditions precedent to the Sellers' obligations set forth in
Article 6 hereof; consenting to the assignment of rights under this Agreement in accordance with Section 11.1 hereof; giving and receiving notices on behalf of all Shareholders and Beneficiaries; and in general executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement, then Douglas A. Martin shall represent the Stephens Group, Brook Wade shall represent the Canadian Group, John R. Lindahl, Jr. shall represent the John R. Lindahl State Industries Trust and all Beneficiaries thereof, Evalyn L. Sommers shall represent the Herbert W. Lindahl, Jr. State Industries Trust and all Beneficiaries thereof, JRL shall represent himself and HWL shall represent himself.

     The term "Representative" or "Representatives" shall refer to all persons against whom Purchaser must proceed or deal with under each circumstance described in subsections (a) through (c) above. Each Shareholder and Beneficiary, by his, her or its execution of this Agreement, hereby constitutes and appoints his, her or its respective Representative as his, her or its true and lawful attorney in fact, with full power in his, her or its name and on his, her or its behalf, for the foregoing purposes. This power of attorney, and all authority hereby conferred, is granted in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by an act of any Shareholder or Beneficiary or by operation of law, whether by the death or incapacity of any Shareholder or Beneficiary or by the occurrence of any other event.

     11.15 Waiver of Conflict. Purchaser acknowledges that LTT serves as Chairman of the Board of Directors of State and Ocelot and the law firm with which he is affiliated, Thrailkill, Harris, Wood & Boswell, PLC ("THW"), has served as counsel to State, Ocelot, their subsidiaries, JRL and HWL. Purchaser, State and its subsidiaries hereby agree that LTT's service as a director or the fact that his Knowledge is the basis of any Claim under this Agreement shall not be asserted as a basis for establishing a conflict of interest that would disqualify LTT or THW (or its successor) from representing Ocelot, JRL or HWL in any matter, including matters adverse to State and its subsidiaries.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        OCELOT:

                                        OCELOT OIL CORP.


                                        By: /s/ Herbert W. Lindahl, Jr.
                                            -----------------------------------
                                        Title:
                                              ---------------------------------

                                        STATE:

                                        STATE INDUSTRIES, INC.


                                        By: /s/ Herbert W. Lindahl, Jr.
                                            -----------------------------------
                                        Title:
                                              ---------------------------------

                                        JRL:


                                        /s/ John R. Lindahl
                                        ---------------------------------------
                                        John R. Lindahl, Individually

                                        HWL:


                                        /s/ Herbert W. Lindahl, Jr.
                                        ---------------------------------------
                                        Herbert W. Lindahl, Jr., Individually

                                        SHAREHOLDERS:

                                        HERBERT W. LINDAHL, JR. STATE
                                        INDUSTRIES TRUST


                                        By: /s/ Evie L. Sommers
                                            -----------------------------------
                                            Evie L. Sommers, Trustee

                                        JOHN R. LINDAHL STATE INDUSTRIES
                                        TRUST


                                        By: /s/ John R. Lindahl, Jr.
                                           ------------------------------------
                                           John R. Lindahl, Jr., Trustee


                                        By: /s/ George L. Fehrmann
                                           ------------------------------------
                                           George L. Fehrmann, Trustee

                                        STEPHENS GROUP, INC.


                                        By: /s/ Jackson Farrow, Jr.
                                            -----------------------------------
                                        Title: Vice-President
                                               --------------------------------

                                        GOLAN INVESTMENTS, LTD.


                                        By: /s/
                                            -----------------------------------
                                        Title: President
                                               --------------------------------


                                        /s/ Andrea Hannon Beaton
                                        ---------------------------------------
                                        Andrea Beaton


                                        /s/ Connor Hannon
                                        ---------------------------------------
                                        Connor Hannon


                                        /s/ Murph Hannon
                                        ---------------------------------------
                                        Murph Hannon

This Agreement is executed on behalf of the following Shareholders by Stephens Group, Inc. as attorney-in-fact pursuant to a Limited Power of Attorney dated August 14, 2001:

                                     Coral Partners
                                     Gordon Smale IRA
                                     W. Miles Amerine Stephens Trust UID 9/10/86
                                     Jon E.M. Jacoby
                                     Warren A. Stephens
                                     Douglas H. Martin
                                     Gordon Smale
                                     Warren & Harriet Stephens Children's Trust
                                          UID 9/30/87
                                     C. Ray Gash
                                     Robert Schulte
                                     K. Rick Turner
                                     Harriet C. Stephens Trust UID 3/22/84
                                     Elizabeth Ann Stephens Campbell Revocable
                                          Trust UID 8/25/92
                                     Pamela Diane Stephens Trust UID 4/10/92
                                     Wilton R. Stephens, Jr. Trust UID 1/1/72
                                     Jacoby Enterprises, Inc.

                                     BY:  STEPHENS GROUP, INC.,
                                          Attorney-in-Fact


                                     By: /s/ Jackson Farrow, Jr.
                                         -----------------------------------
                                     Title: Vice-President
                                            --------------------------------

                                     BENEFICIARIES:

                                     BENEFICIARIES OF THE HERBERT W.
                                     LINDAHL, JR. STATE INDUSTRIES TRUST


                                     /s/ Evie L. Sommers
                                     ----------------------------------------
                                     Evie L. Sommers, Beneficiary


                                     /s/ Eric V. Lindahl
                                     ----------------------------------------
                                     Eric V. Lindahl, Beneficiary

                                     BENEFICIARIES OF THE JOHN R. LINDAHL
                                     STATE INDUSTRIES TRUST


                                     /s/ John R. Lindahl, Jr.
                                     ----------------------------------------
                                     John R. Lindahl, Jr., Beneficiary


                                     /s/ Kent Lindahl
                                     ----------------------------------------
                                     Kent Lindahl, Beneficiary


                                     /s/ Sherry Lindahl Lewis
                                     ----------------------------------------
                                     Sherry Lindahl Lewis, Beneficiary


                                     /s/ Jennifer Lindahl
                                     ----------------------------------------
                                     Jennifer Lindahl, Beneficiary

                                     PURCHASER:

                                     A. O. SMITH CORPORATION


                                     By: /s/ Steve W. Rettler
                                        ------------------------------------
                                     Title: Vice President Business Development
                                           ------------------------------------

                                    EXHIBITS


3.12     Audited Financial Statements

6.5(e)   Opinion of Counsel to Purchaser

7.4(c)   Opinion of Counsel to Ocelot

                                    SCHEDULES

Schedule                           Description

1.1            Shareholders of Ocelot Oil Corp.
3.1            Jurisdictions in which State and its Subsidiaries are organized and in good standing; list of officers and directors of the
               Corporations
3.1(a)         Contracts which would be in default or accelerated as a result of the transaction
3.2            Ownership of all authorized and issued shares of State and its
               Subsidiaries
3.3            Subsidiaries, and all entities in which the Corporations have an interest
3.4(a)         Owned Personalty
3.4(b)         Leased Personalty
3.5(a)         Owned Realty
3.5(b)         Real Property Leases
3.6(a)         Inventory which is not of a quality and quantity usable and saleable in the ordinary course of business of the Corporations
3.6(b)         Locations utilized by the Corporations for the storage,
               warehousing and/or consignment of inventories
3.7            Contracts, Real Property Leases and Personalty Leases
3.8            Condition of Assets
3.9            Consents and Authorizations
3.10           Permits and Licenses
3.11           Description of all insurance policies
3.12           Financial Statements
3.13           Litigation
3.15           Employment Matters
3.15(e)        Employees entitled to Severance Pay
3.16           Employee Benefit Plans
3.16(e)        Prohibited transactions within the meaning of ss. 406 of ERISA or
               ss. 4975 of the Code 3.16(f) Terminated Employees currently receiving Post-employment Benefits pursuant to the Consolidated
               Omnibus Budget Reconciliation Act of 1985
3.17           Taxes
3.18           Environmental Matters
3.19           Conduct of Business
3.20           Intellectual Property
3.21           Indebtedness
3.22           Compliance with Laws
3.23           Powers of Attorney
3.25           Disclosures by Customers
3.26           Product Warranty and Liability
3.27(a)        Contracts with Affiliates
3.27(c)        Obligations of Affiliates
3.29           Aged Accounts Receivable Schedule
3.30           Sears Contract

Schedule                           Description

4.3            Purchaser's Consent
4.5            Purchaser's Brokers

5.13           Subordinated Debtholders

11.2           Purchaser's Representative
11.4           Addresses for Notices